Exhibit 99.1

EXHIBIT A

ASSET PURCHASE AGREEMENT

by and between

USM ACQUISITION, LLC

and

IBF FUND LIQUIDATING LLC

ASSET PURCHASE AGREEMENT

      THIS ASSET PURCHASE AGREEMENT (this “Agreement”) is entered into as of December 21, 2006, by and between USM ACQUISITION, LLC, a Delaware limited liability company (“Buyer”), and IBF FUND LIQUIDATING LLC, a Delaware limited liability company (“Seller”), as secured party under the Uniform Commercial Code as codified in the State of New York (the “UCC”).

BACKGROUND

     Pursuant to the documents identified on Schedule I hereto and certain other documents, instruments and agreements executed pursuant thereto or in connection therewith (collectively, the “Loan Documents”), Seller has made loans to, and made other financial accommodations to or for the benefit of, U.S. Mills, Inc., a Delaware corporation (the “Company”), and other parties identified therein (all such loans and other financial accommodations being herein referred to collectively as the “Loans”). The Loans and all other obligations of the Company to the Seller, howsoever created, arising or evidenced (collectively, the “Obligations”), are secured by, among other things, substantially all of the Company’s assets.

     Seller represents that, as a result of continuing defaults by the Company in the repayment and performance of the Obligations and other liabilities under the Loan Documents, Seller has the right under Section 9-610 of the UCC to sell, lease, license or otherwise dispose of any or all of the collateral securing the Obligations.

     Seller has asked the Company, and the Company has agreed, to surrender possession of such collateral for the purpose of effecting a private sale thereof, and Buyer desires to purchase certain of the assets constituting such collateral, including tangible and intangible assets, used in, or directly related to, the Company’s natural, organic and specialty ready-to-eat cereals, hot cereals, cookies and crackers business (the “Business”), on the terms and subject to the conditions set forth herein.

     NOW, THEREFORE, in consideration of the premises and the mutual representations, warranties, covenants and agreements herein contained, the parties hereto, intending to be legally bound, agree as follows:

SECTION 1.

DEFINED TERMS

The following terms used in this Agreement shall have the meanings ascribed to them below.

     “Affiliate” means, with respect to any Person, any other Person directly or indirectly controlling, controlled by, or under common control with such first Person. As used in this definition, “control” and its correlative uses “controlled” and “controlling” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities or voting interests, by contract or otherwise.

     “Agreement” has the meaning set forth in the introductory paragraph hereto.

     “Arbitrator” has the meaning set forth in Section 2.6(a).

     “Assumed Contracts” means all distribution agreements, manufacturing agreements and other Contracts of the Company relating to the Business, except for those specifically identified as Excluded Assets pursuant to Section 2.2 hereof.

     “Assumed Liabilities” has the meaning set forth in Section 2.3.

     “Assumption Agreement” has the meaning set forth in Section 5.13.

     “Business” has the meaning set forth in the recitals hereto.

     “Business Day” means any day other than Saturday or Sunday or any other day on which banks in New York, New York are permitted or required to be closed.

     “Buyer” has the meaning set forth in the introductory paragraph hereto.

     “Buyer Indemnified Parties” has the meaning set forth in Section 11.1.

     “Buyer Transaction Documents” has the meaning set forth in Section 4.1.

     “Buyer’s Adjustment Certificate” has the meaning set forth in Section 2.6(a).

     “Claim” means any action, arbitration, audit, hearing, investigation, cause of action, litigation or suit (whether civil, criminal, administrative, regulatory, judicial or investigative, whether formal or informal, whether public or private).

      “Closing” means the consummation of the transactions contemplated by this Agreement.

     “Closing Date” means the date on which the Closing occurs, which shall be the third Business Day following the satisfaction or waiver of the conditions set forth in Section 6 and Section 7 of this Agreement or such other date as Buyer and Seller may agree.

      “Closing Date Working Capital” has the meaning set forth in Section 2.5(b)(ii).

     “Code” means the Internal Revenue Code of 1986, as amended, and any rules or regulations promulgated thereunder.

      “Commercial IP” has the meaning set forth in Section 3.16.

      “Company” has the meaning set forth in the recitals hereto.

     “Company Debt” means the aggregate indebtedness of the Company for borrowed money pursuant to all notes, credit facilities, loan agreements or arrangements of any kind including, without limitation, the Loan Documents.

     “Company’s Financial Statements” means the unaudited financial statements of the Company as of December 31, 2005 and for the year then ended, including a balance sheet and an income statement, and the Company’s Interim Financial Statements.

     “Company’s Interim Financial Statements” means the unaudited financial statements of the Company as of September 30, 2006 and for the nine months then ended, including a balance sheet and an income statement.

      “Confidentiality Agreement” has the meaning set forth in Section 5.3(b).

     “Consent” means any consent or approval of, exemption or declaration by, or registration, notification or filing with, any Governmental Authority, creditor, lessor or other Person.

     “Contest Notice” has the meaning set forth in Section 11.4(c).

     “Contract” means any contract, agreement, Lease, obligation, promise, plan, commitment or other undertaking (whether written or oral and whether express or implied) to which the Company is a party or otherwise bound.

     “Court Approval” means the entry of an order, in form and substance satisfactory to Buyer in its sole discretion, of the United States Bankruptcy Court for the Southern District of New York approving the execution and delivery of this Agreement and the transactions contemplated hereby.

     “Current Assets” has the meaning set forth in Section 2.5(b)(iii).

     “Current Liabilities” has the meaning set forth in Section 2.5(b)(iv).

     “Downward Adjustment Amount” has the meaning set forth in Section 2.6(b).

     “Employment Agreements” has the meaning set forth in Section 6.6.

     “Encumbrance” means any charge, claim, interest, equitable interest, lien, option, pledge, security interest, mortgage, right of first option, right of first refusal, obligation or other restriction or encumbrance of any kind on title or transfer of any nature whatsoever.

     “Environmental Laws” means all Laws concerning or relating to protection of human health, occupational safety or the environment.

     “Equity Commitment” has the meaning set forth in Section 4.4.

     “ERISA” means the Employee Retirement Income Security Act of 1974, as amended, and any rules or regulations promulgated thereunder.

     “Escrow Agent” has the meaning set forth in Section 2.5(d)(i).

     “Escrow Agreement” has the meaning set forth in Section 2.5(d)(i).

    “Escrow Amount” means $1,000,000.

     “Excluded Assets” has the meaning set forth in Section 2.2.

     “Excluded Liabilities” has the meaning set forth in Section 2.3.

     “Facilities” has the meaning set forth in Section 3.18.

     “Final Working Capital” has the meaning set forth in Section 2.6(b).

     “GAAP” means generally accepted accounting principles in the United States, consistently applied.

     “Governmental Authority” shall mean (a) the United States of America, (b) any state, commonwealth, territory or possession of the United States of America and any political subdivision thereof (including counties, municipalities, provinces and parishes), (c) any foreign (as to the United States of America) sovereign entity and any political subdivision thereof, and (d) any court, quasi-governmental authority, tribunal, department, commission, board, bureau, agency, authority or instrumentality of any of the foregoing.

     “Hazardous Substance” means any substance regulated or governed under any Environmental Law, including, without limitation, any substance which is: (a) petroleum, asbestos or asbestos-containing material, or polychlorinated biphenyls; (b) defined, designated or listed as a “Hazardous Substance” pursuant to Sections 307 and 311 of the Clean Water Act, 33 U.S.C. §§1317, 1321, or Section 101(14) of the Comprehensive Environmental Response, Compensation and Liability Act of 1980; (c) listed in the United States Department of Transportation Hazardous Material Tables, 49 C.F.R. §172.101; or (d) defined, designated or listed as a “Hazardous Waste” under Section 1004(5) of the Resource and Conservation and Recovery Act, 42 U.S.C. 6903(5).

     “Historical Facilities” has the meaning set forth in Section 3.18.

     “Indemnified Party” has the meaning set forth in Section 11.4(a).

     “Indemnifying Party” has the meaning set forth in Section 11.4(a).

     “Indemnity Notice” has the meaning set forth in Section 11.4(a).

     “Independent Contractors” has the meaning set forth in Section 3.11.

     “Initial Adjustment Certificate” has the meaning set forth in Section 2.5(c).

     “Insurance Agreements” means policies and binders of insurance.

     “Intellectual Property” means all intellectual property in which the Company has any right, title or interest (including a licensed right) and which is or has been used, exploited or commercialized by the Company in the conduct of the Business, including but not limited to the Company’s name, all fictitious business names and trade names, all registered and pending trademarks and service marks, and all trademark and service mark applications, all designs and logos indicating source and slogans and all goodwill related to the foregoing, all issued patents and reissues, divisions, continuations and extensions of such patents, patents pending and applications for patents, patent disclosures docketed, and inventions and discoveries whether patentable or unpatentable, all copyrights in both published and unpublished works of authorship whether or not registered, Internet addresses, content and domain names, and all know-how, trade secrets, confidential information, customer and supplier lists, software, technical information, data, proprietary formulae and business and marketing plans.

     “knowledge” (including any derivation thereof) means (a) with respect to Seller, (i) the actual knowledge of any particular fact or matter by Arthur Steinberg, the Seller’s sole manager, or (ii) the actual knowledge of any particular fact or matter by the Company’s President, Charles T. Verde, or by Cynthia Davis or Steven Geddes, in each case after reasonable inquiry, and (b) with respect to Buyer, the actual knowledge of any particular fact or matter by Scott Feldman, Daniel Werther or Nicholas Maxwell.

     “Law” means any law (including, without limitation, principles of common law), statute, code, regulation, treaty, permit, license, certificate, judgment, order, writ, decree, award or other decision or requirement of any arbitrator or Governmental Authority.

     “Lease” means any lease or rental agreement, license, right to use or installment and conditional sales agreement.

     “Loan Documents” has the meaning set forth in the recitals hereto.

     “Loans” has the meaning set forth in the recitals hereto.

     “Loss” has the meaning set forth in Section 11.1.

     “Material Adverse Change” or “Material Adverse Effect” mean any fact, event, change, circumstance or effect that is or is reasonably likely to be, individually or in the aggregate, materially adverse to the business, financial condition, properties, assets or results of operations of the Company, other than facts, events, changes, circumstances or effects: (a) resulting from general economic conditions; (b) resulting from the transactions contemplated by this Agreement or the announcement to third-parties and the public of the transactions contemplated by this Agreement; (c) resulting from changes in Laws after the date hereof; or (d) resulting from an outbreak or escalation of hostilities involving any country where the Company does business, the declaration by any country where the Company does business of a national emergency or war, or the occurrence of any acts of terrorism and any actions or reactions thereto.

     “Objection Notice” has the meaning set forth in Section 2.6(a).

     “Obligations” has the meaning set forth in the recitals hereto.

     “Permits” means any Consent, license, registration, permit, franchise or authorization issued, granted, given or otherwise made available by or under the authority of any Governmental Authority or pursuant to any Law.

     “Permitted Encumbrances” means (i) mechanics’, carriers’, workmen’s, repairmen’s or similar Encumbrances arising or incurred in the ordinary course of the Business consistent with past practice and securing amounts that are not past due; (ii) Encumbrances for Taxes, assessments and any other governmental charges which are not due and payable or which are being contested in good faith by appropriate proceedings and as to which adequate reserves (determined in accordance with GAAP) have been provided in the balance sheet included in the Company’s Interim Financial Statements; (iii) any other Encumbrances that will be terminated at or prior to Closing in accordance with this Agreement; and (iv) Encumbrances relating to the operating leases of equipment set forth in Section 3.8(a) of the Seller’s Disclosure Schedule.

     “Person” means any individual, corporation, partnership, limited liability company, business trust, limited liability partnership, joint stock company, trust, unincorporated association or joint venture.

     “Plans” has the meaning set forth in Section 3.10.

     “Purchase Price” has the meaning set forth in Section 2.5(a).

     “Purchased Assets” has the meaning set forth in Section 2.1.

     “Related Party” means Seller or any present or former director, officer or stockholder of the Company or any member of the immediate family of any such Person or any Affiliate of such Person.

     “Required Approvals” has the meaning set forth in Section 6.3.

     “Searches” has the meaning set forth in Section 5.1(a)(vii).

     “Seller” has the meaning set forth in the introductory paragraph hereto.

     “Seller Indemnified Parties” has the meaning set forth in Section 11.2.

     “Seller Transaction Documents” has the meaning set forth in Section 3.1(a).

     “Seller’s Disclosure Schedule” has the meaning set forth in Section 3.

     “Selling Expenses” means all costs, fees and expenses incurred by the Company, or by the Company on behalf of Seller, in each case in connection with the consummation of the transactions contemplated hereby (whether incurred prior to or after the date hereof) that are set forth in the schedule provided to Buyer pursuant to Section 2.5(d)(iii) hereof, including, without limitation, any brokerage fees, commissions, finders’ fees or financial advisory fees and the fees and expenses of Kaye Scholer LLP set forth on such schedule.

     “Target Working Capital” has the meaning set forth in Section 2.5(b)(i).

     “Taxes” means any and all taxes, including, without limitation, federal, state, local and foreign income, profits, franchise, sales, use, payroll, premium, occupancy, property, severance,

excise, withholding, customs, unemployment, transfer and other taxes, including interest, additions to tax and penalties.

     “Transaction Documents” has the meaning set forth in Section 5.1(a)(vi).

     “Transfer Statement” has the meaning set forth in Section 8.2(a)(iii).

     “Transferred Employees” has the meaning set forth in Section 5.15.

     “UCC” has the meaning set forth in the introductory paragraph hereto.

     “Upward Adjustment Amount” has the meaning set forth in Section 2.6(c).

     “Working Capital Estimate” has the meaning set forth in Section 2.5(c).

     “Working Capital Overage” has the meaning set forth in Section 2.5(b)(v).

     “Working Capital Underage” has the meaning set forth in Section 2.5(b)(vi).

SECTION 2.

PURCHASE AND SALE OF ASSETS

     2.1 Purchased Assets.Subject to the terms and conditions hereof, and on the basis of and in reliance upon the covenants, agreements, representations and warranties set forth herein, at the Closing, Seller, in its capacity as a secured party under Section 9-610 of the UCC, shall, or shall cause the Company to, sell, transfer, assign, convey and set over to Buyer, free and clear of all Encumbrances other than Permitted Encumbrances, and Buyer shall purchase, acquire and accept, all of the assets of the Company described on Schedule 2.1(a) attached hereto, but excluding the Excluded Assets (the “Purchased Assets”).

          (b) All tangible Purchased Assets are, and at the Closing shall be, located at the addresses set forth on Schedule 2.1(b) attached hereto.

     2.2 Assets Excluded from Purchase. The only assets of the Company that shall not be transferred and sold to Buyer pursuant to Section 2.1 above (the “Excluded Assets”) shall be the following:all of the Company’s minute books, stock transfer books, seals and tax returns;

          (b) the shares of capital stock of the Company held in treasury;

          (c) all records that the Company is required by Law to retain in its possession; provided, that copies of such records will be provided to Buyer upon request;

          (d) all rights of the Company under this Agreement and the other documents and agreements executed in connection herewith; and

          (e) any other assets identified on Schedule 2.2(e) attached hereto.

     2.3 Assumption of Liabilities. Subject to the terms and conditions of this Agreement, at the Closing, Buyer shall assume and thereafter pay, perform and discharge, or cause to be paid and discharged, when due, only (a) the accounts payable and accrued expenses of the Business reflected on the Company’s Interim Financial Statements which are unpaid as of the Closing Date and are included in the calculation of Final Working Capital, (b) any accounts payable and accrued expenses of the Business incurred in the ordinary course of business, consistent with past practice, between the date of the Company’s Interim Financial Statements and the Closing Date which are unpaid as of the Closing Date and are included in the calculation of Final Working Capital, (c) the liabilities and obligations of the Company pursuant to the Assumed Contracts, but only to the extent not arising from and not attributable to any breach, default or failure of performance thereunder by the Company or Seller occurring on or prior to the Closing, (d) any liability to the Company’s customers incurred by the Company in the ordinary course of business for nondelinquent orders or performance of services outstanding on the Closing Date (except to the extent the liability arises out of or relates to a breach by the Company that occurred prior to the Closing Date) reflected in the Company’s records and (e) the other liabilities identified on Schedule 2.3(a) attached hereto (collectively, the “Assumed Liabilities”). Except for the Assumed Liabilities, the Company shall remain responsible for, and Buyer shall not directly or indirectly, assume, or in any way become liable or responsible for, any liability, obligation, debt or contingency of the Company, Seller, any Affiliate of the Company or Seller, or the Business of any type or nature, whether liquidated or unliquidated, known or unknown, actual or inchoate, accrued, contingent or otherwise, and whether arising from facts existing or events occurring prior to, on or after the date of this Agreement or the Closing, including, without limitation, those items identified on Schedule 2.3(b) attached hereto (collectively, the “Excluded Liabilities”).

     2.4 No Implied Warranties. THE BUYER ACKNOWLEDGES AND AGREES THAT (A) THE SELLER MAKES NO REPRESENTATIONS OR WARRANTIES THAT ALL OR A PORTION OF THE PURCHASED ASSETS ARE MERCHANTABLE (IN THE SENSE OF AN IMPLIED WARRANTY OF MERCHANTABILITY UNDER THE UCC) OR FIT FOR A PARTICULAR PURPOSE, IN EACH CASE, EXCEPT AS SPECIFICALLY PROVIDED IN THIS AGREEMENT; AND (B) THE SOLE REPRESENTATIONS AND WARRANTIES OF THE SELLER REGARDING THE PURCHASED ASSETS ARE THOSE SPECIFICALLY PROVIDED IN THIS AGREEMENT.

2.5 Purchase Price.

          (a) In consideration of the sale, transfer and delivery of the Purchased Assets to the Buyer and the other obligations and covenants of Seller made herein, at the Closing, Buyer shall (x) pay to Seller an aggregate amount in cash equal to $9,000,000, plus the Working Capital Overage or minus the Working Capital Underage, as applicable, and (y) assume the Assumed Liabilities ((x) and (y) being collectively referred to as the “Purchase Price”).

(b) For purposes of this Agreement:

(i) “Target Working Capital” shall mean $0.

               (ii) “Closing Date Working Capital” shall mean the Current Assets of the Company as of the Closing Date minus the Current Liabilities of the Company as of the Closing Date (without giving effect to the consummation of the transactions contemplated by this Agreement).

               (iii) “Current Assets” shall mean the book value of those items identified as “Current Assets” on Schedule 2.5(b)(iii) attached hereto to the extent they are included in the Purchased Assets, calculated in accordance with GAAP.

               (iv) “Current Liabilities” shall mean the book value of those items identified as “Current Liabilities” on Schedule 2.5(b)(iv) attached hereto to the extent they are included in the Assumed Liabilities, calculated in accordance with GAAP.

               (v) A “Working Capital Overage” shall exist when (and shall be equal to the amount by which) the Working Capital Estimate exceeds the Target Working Capital.

               (vi) A “Working Capital Underage” shall exist when (and shall be equal to the amount by which) the Working Capital Estimate is less than the Target Working Capital.

     (c) The amount of the adjustment to the Purchase Price pursuant to this Section 2.5 shall, for the purposes of the payment to be made by Buyer at the Closing, be estimated in good faith by Seller after consultation with Buyer. At least three days prior to the Closing Date, Seller shall deliver to Buyer a certificate executed by a duly authorized member of Seller (the “Initial Adjustment Certificate”) setting out Seller’s good faith estimate (the “Working Capital Estimate”) of Closing Date Working Capital and indicating in detail the basis for the estimate, including an estimate of the Current Assets and Current Liabilities as of the Closing Date and any resulting Working Capital Overage or Working Capital Underage. Such certificate shall be accompanied by appropriate documentation supporting the estimates contained therein. The good faith estimate of any Working Capital Overage or Working Capital Underage, as applicable, in the Initial Adjustment Certificate shall be conclusive for the purposes of the payment to be made by Buyer at the Closing, but shall be subject to adjustment after the Closing in accordance with the provisions of Section 2.6.

     (d) The cash portion of the Purchase Price will be paid by Buyer at Closing as follows

               (i) The Escrow Amount shall be delivered by wire transfer of immediately available funds into an interest bearing escrow account with Boston Private Bank & Trust Company, or a mutually acceptable independent escrow agent (the “Escrow Agent”) to be held, pursuant to an escrow agreement substantially in the form of Exhibit A hereto (the “Escrow Agreement”), as security for any right to indemnification Buyer may have hereunder in accordance with and subject to the terms of the Escrow Agreement;

               (ii) Buyer will pay to Seller all amounts owing under the Obligations by wire transfer of immediately available funds pursuant to instructions given by Seller to Buyer at least two Business Days prior to Closing for that purpose; provided, however, that Buyer’s obligation to make such payments shall be reduced or eliminated to the extent that they, together with the payment contemplated by Section 2.5(d)(i), would exceed the Purchase Price;

               (iii) Buyer will pay to the Persons entitled thereto all of the Selling Expenses in accordance with a schedule provided to Buyer by Seller on or prior to the Closing Date; provided, however, that Buyer’s obligation to make such payments shall be reduced or eliminated to the extent that they, together with the payments contemplated by Sections 2.5(d)(i) and 2.5(d)(ii), would exceed the Purchase Price;

               (iv) Buyer shall pay the balance of the Purchase Price, if any, to Seller by wire transfer of immediately available funds pursuant to instructions given by Seller to Buyer at least two Business Days prior to Closing for that purpose.

     2.6 Adjustments to Purchase Price.

         (a) Within 90 days after the Closing, Buyer will deliver to Seller a certificate the “Buyer’s Adjustment Certificate”), showing Buyer’s final determination of the Closing Date Working Capital, Current Assets and Current Liabilities, which certificate will be accompanied by appropriate documentation supporting the amounts and numbers proposed in such certificate. Each party will provide the other reasonable access to all records in its possession that were used in the preparation of the Initial Adjustment Certificate and Buyer’s Adjustment Certificate or that may otherwise be necessary for the preparation thereof. Seller will review the Buyer’s Adjustment Certificate and will give written notice (an “Objection Notice”) to Buyer of any objections Seller has to the calculations shown in the Buyer’s Adjustment Certificate within 30 days after receipt. Such notice will set forth Seller’s proposal as to each item to which Seller objects together with appropriate support for such objections. If Seller does not deliver an Objection Notice within such 30 day period, then the Buyer’s Adjustment Certificate, and the amount of the Closing Date Working Capital set forth therein, shall be deemed to be conclusive, final and binding on the parties. Buyer and Seller will endeavor in good faith to resolve any objections within 30 days after the receipt by Buyer of Seller’s timely Objection Notice. If such objections or disputes have not been resolved at the end of such 30 day period, the disputed portion only of the items contained in the Buyer’s Adjustment Certificate will be determined within the following 90 days by a national independent accounting firm that is mutually acceptable to Buyer and Seller (the “Arbitrator”), which shall be the exclusive means for resolution of such dispute. The determination of the Arbitrator will, with respect to each item in dispute, be limited to the range for such item as proposed by Buyer in the Buyer’s Adjustment Certificate and Seller in the Objection Notice. The fees and expenses of the Arbitrator incurred in connection with such determination shall be equitably apportioned by such Arbitrator between Buyer and Seller based upon the extent to which Buyer and Seller are determined by such Arbitrator to be the prevailing party. All determinations made by the Arbitrator shall be deemed to be conclusive, final and binding on the parties.

          (b) If Closing Date Working Capital (as finally determined pursuant to Section 2.6(a), “Final Working Capital”) is less than the Working Capital Estimate, then the Purchase Price will be adjusted downward by the amount of such shortfall (the “Downward Adjustment Amount”), and Seller shall pay to the Buyer, by wire transfer of immediately available funds, to an account designated in writing by Buyer, an amount in cash equal to the Downward Adjustment Amount. The Downward Adjustment Amount shall be paid to Buyer within two Business Days from the date on which the Final Working Capital is determined pursuant to Section 2.6(a).

          (c) If Final Working Capital is greater than the Working Capital Estimate, then the Purchase Price will be adjusted upward by the amount of such excess (the “Upward Adjustment Amount”), and Buyer shall pay to Seller, by wire transfer of immediately available funds, to an account designated in writing by the Seller, an amount in cash equal to the Upward Adjustment Amount. The Upward Adjustment Amount shall be paid to Seller within two Business Days from the date on which the Final Working Capital is determined pursuant to Section 2.6(a).

          (d) If the Final Working Capital is equal to the Working Capital Estimate, there shall be no adjustment to the Purchase Price pursuant to this Section 2.6.

SECTION 3.

REPRESENTATIONS AND WARRANTIES
REGARDING SELLER AND THE COMPANY

     Except as set forth in the written disclosure schedule prepared by Seller and delivered to Buyer (the “Seller’s Disclosure Schedule”), Seller hereby represents and warrants to Buyer that all of the statements contained in this Section 3 are true and correct as of the date of this Agreement (or, if made as of a different specified date, as of such date). Each exception set forth in the Seller’s Disclosure Schedule and each other response to this Agreement set forth in the Seller’s Disclosure Schedule is identified by reference to, or has been grouped under a heading referring to, a specific individual section of this Agreement and shall be deemed to have been disclosed for all purposes of this Agreement in response to every other representation or warranty in this Agreement to which it is reasonably apparent such disclosure is applicable. The inclusion of any matter, information or item in the Seller’s Disclosure Schedule shall not be deemed to constitute an admission of any liability by the Seller to any third party or otherwise imply that any such matter, information or item is material or creates a measure for materiality for the purposes of this Agreement.

     3.1 Status and Authority.

          (a) Seller is a limited liability company organized and validly existing under the laws of the State of Delaware and has full legal right, power and authority to execute and deliver this Agreement and each of the other agreements, instruments and documents required to be delivered by it prior to or at the Closing (together with this Agreement, the “Seller Transaction Documents”), and to perform its obligations hereunder and thereunder, including, without limitation, causing the sale and delivery of the Purchased Assets to Buyer. Seller holds a valid and enforceable security interest in the Purchased Assets and is authorized by the UCC to convey the Purchased Assets to Buyer in its capacity as a secured party under Article 9 of the UCC. The conveyance contemplated herein fully complies with all requirements of Article 9 of the UCC. Seller’s execution, delivery and performance of this Agreement and the other Seller

Transaction Documents have been duly authorized by its sole manager, which constitutes all necessary action on the part of Seller for such authorization, other than as set forth in the Seller’s Disclosure Schedule. This Agreement has been duly and validly executed and delivered by Seller and constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms. When executed and delivered as contemplated herein, each of the other Seller Transaction Documents shall constitute the legal, valid and binding obligation of Seller, enforceable against it in accordance with its terms. Seller had full power and authority to remove the members of the Company’s board of directors and appoint new directors to the Company’s board when it took such action on October 23, 2006, and Seller continues to have full power and authority to appoint individuals to serve in each authorized seat on the Company’s board of directors, to replace or remove each member of the Company’s board of directors and to otherwise cause the Company to comply with the terms of this Agreement as contemplated hereby.

     (b) The Company is a corporation organized and validly existing under the laws of the State of Delaware and has full legal right, power and authority to execute and deliver the agreements, instruments and documents required to be delivered by it prior to or at the Closing (the “Company Transaction Documents”), and to perform its obligations thereunder. The Company's execution, delivery and performance of the Company Transaction Documents has been duly authorized by all necessary action on the part of Company and its stockholders for such authorization, other than as set forth in the Seller's Disclosure Schedule. When executed and delivered as contemplated herein, each of the Company Transaction Documents shall constitute the legal, valid and binding obligation of the Company, enforceable against it in accordance with its terms.

     3.2  No Conflicts, etc.

          (a) Except as otherwise set forth in this Agreement or in the Seller’s Disclosure Schedule, the execution, delivery and performance of this Agreement and the other Seller Transaction Documents by Seller or the Company Transaction Documents by the Company will not result in (i) any conflict with the operating agreement of Seller or the charter documents or by-laws of the Company, (ii) any breach or violation of or default under any Law or any mortgage, agreement, deed of trust, indenture or any other instrument to which Seller or the Company is a party or by which either of them or any of their respective properties or assets are bound, or (iii) the creation or imposition of any Encumbrance on the assets of the Company.

          (b) The Seller’s Disclosure Schedule sets forth a complete and accurate list of each Consent, approval or authorization of, or filing with, any third party (including, without limitation, the board of directors or stockholders of the Company or any of its Affiliates) or Governmental Authority that is required on the part of Seller in connection with the execution, delivery and performance of the Seller Transaction Documents and the Company in connection with the execution, delivery and performance of the Company Transaction Documents. As a condition to the consummation of the transactions contemplated by this Agreement, the Court Approval shall be required.

     3.3 Corporate Status of the Company. The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware, with full corporate power and authority to conduct its business and to own or lease its properties, as now conducted, owned or leased. Seller has heretofore delivered to the Buyer complete and correct copies of the Company’s certificate of incorporation and bylaws as currently in effect. The Company is duly qualified to do business in each jurisdiction in which the failure to be so qualified would have a Material Adverse Effect on the Company. The Company has no subsidiaries or equity interests in any other corporation or other entity.

     3.4 Sufficiency of Assets; Title. Except as set forth in the Seller’s Disclosure Schedule, the Purchased Assets (a) constitute all of the assets, tangible and intangible, of any nature whatsoever, necessary to operate the Business in the manner currently and historically operated by the Company and (b) include all of the operating assets of the Company. Upon transfer of the Purchased Assets to Buyer as provided in this Agreement, Buyer will acquire good and marketable title thereto, free and clear of all Encumbrances other than Permitted Encumbrances.

     3.5 Books and Records. The books of account and other financial records of the Company, all of which have been made available to Buyer, are complete and correct and represent actual, bona fide transactions and have been maintained in accordance with sound business practices, including the maintenance of an adequate system of internal controls.

     3.6 Financial Statements. Seller has delivered to Buyer the Company’s Financial Statements. Except as otherwise set forth in the Seller’s Disclosure Schedule, the Company’s Financial Statements are complete and correct in all material respects and present fairly, for the periods covered therein, the financial condition, results of operations and changes in financial position of the Company, as of the dates and for the periods indicated, subject in the case of the Company’s Interim Financial Statements to normal, recurring year-end adjustments, and, in the case of the Company’s Financial Statements, subject to the absence of notes, and have been prepared in accordance with GAAP, except as noted therein. To the knowledge of Seller, no event has occurred since the preparation of the Company’s Financial Statements which would require a restatement of the Company’s Financial Statements under GAAP other than by reason of a change in GAAP. Except as noted in any reports contained in the applicable Company’s Financial Statements or in the Seller’s Disclosure Schedule, the Company’s Financial Statements were rendered without qualification or exception and were not subject to any contingency. Except as disclosed in the Seller’s Disclosure Schedule, the Company’s Interim Financial Statements reflect reserves or other appropriate provisions at least equal to reasonably anticipated liabilities, losses and expenses of the Company as of the date thereof.

     3.7 Absence of Undisclosed Liabilities. Except for liabilities specifically reflected or reserved against in the Company’s Interim Financial Statements or reflected in the Seller’s Disclosure Schedule, the Company has no liabilities or obligations, whether absolute, accrued, contingent or otherwise, of the type required to be disclosed as a liability on a balance sheet prepared in accordance with GAAP, except for liabilities incurred in the ordinary course of the Business since the date of the Company’s Interim Financial Statements.

     3.8 Properties, etc.

          (a) The Seller’s Disclosure Schedule lists all items of real property owned or leased by the Company. Except as otherwise set forth in the Seller’s Disclosure Schedule, the Company has (i) good and valid title to the real property listed in the Seller’s Disclosure Schedule as owned by it, (ii) valid and subsisting leasehold estates in the real property listed in the Seller’s Disclosure Schedule as leased by it and (iii) good and valid title to all of its tangible personal property reflected in the Company’s Interim Financial Statements (except for properties disposed of since the date of the Company’s Interim Financial Statements in the ordinary course of the Business), in each case subject to no Encumbrances, except (x) Encumbrances specifically identified in the Seller’s Disclosure Schedule, and (y) Permitted Encumbrances.

          (b) With respect to each item of real property leased or subleased by the Company, except as set forth in the Seller’s Disclosure Schedule: (i) the Company is in compliance in all material respects with such Leases or subleases; (ii) each Lease or sublease is in full force and effect in accordance with its terms; (iii) the Company has accepted complete possession of all of the leased or subleased properties, is the actual occupant in possession thereof and has not sublet or assigned or otherwise transferred all or any portion of the Company’s leasehold interest in any of such properties; (iv) all improvements constructed on or in such properties by the Company or the landlord thereof have been completed to the reasonable satisfaction of the Company or, to Seller’s knowledge, the landlord, as the case may be, and have been accepted by the Company and any tenant construction allowances have been paid in full; (v) all material duties of an inducement nature required of the landlord under any lease or sublease have been fulfilled; (vi) to the Seller’s knowledge, all of the landlords’ obligations that have accrued prior to the date hereof have been performed in all material respects; (vii) there exists no breach or default, nor state of facts nor condition which, with notice, the passage of time, or both, would result in a breach or default on the part of the Company or, to Seller’s knowledge, any landlord to such properties; and (viii) to Seller’s knowledge, no material claim, controversy, dispute, quarrel or disagreement exists between the Company and any landlord.

          (c) Except as set forth in the Seller’s Disclosure Schedule, to Seller’s knowledge, there are no physical or structural defects or conditions in or of any of item of real property owned or leased by the Company or any improvements thereon that (i) materially interfere with the Company’s use of, or conduct of the Business at, such property or (ii) would require that the Company to expend more than $10,000 to repair in the aggregate.

     3.9 Employees. The Seller’s Disclosure Schedule lists: (a) the names and titles of all current employees of the Company, whether such employees are full or part time employees or temporary employees with each of their hourly rates or target salaries (including amounts subject to performance criteria) and the current annual salary payable to each such employee as of the date hereof, and (b) the aggregate amount of such remuneration for each such employee for 2005. Except as set forth in the Seller’s Disclosure Schedule, the Company has not agreed (whether orally or in writing) to any increase in the compensation or benefits payable to, or otherwise materially modified the terms of employment of, any employee from those in effect as of September 30, 2006. Except as set forth in the Seller’s Disclosure Schedule, all employees of the Company are “at will” under oral agreement. Except as set forth on the Seller’s Disclosure Schedule, there are no employment agreements, arrangements or understandings by which the

Company is bound. The Company is not bound by any union or collective bargaining agreement or other agreement, written or oral, with any trade or labor union, employees’ association or similar organization nor is the Company subject to any pending or, to the knowledge of the Seller, threatened labor dispute or organization activity. Except as set forth on the Seller’s Disclosure Schedule, there are no pending claims or actions that have been asserted or instituted with respect to workers compensation or asserting employment discrimination, disability, wage and hour, wrongful discharge, harassment, breach of contract, defamation, invasion of privacy, unemployment compensation, employee safety or other similar claims under which the Company may have liability, contingent or otherwise. There are no present or, to Seller’s knowledge, threatened actions, work stoppages or other labor difficulties relating to the Company. Except as set forth on Seller’s Disclosure Schedule, no unfair labor practice, wrongful termination, or race, sex, age, disability or other discrimination, complaint is pending, nor, to Seller’s knowledge, is any such complaint threatened, against the Company before the National Labor Relations Board, Equal Employment Opportunity Commission or any other Governmental Authority, and no grievance is pending, nor, to Seller’s knowledge, is any grievance threatened against the Company.

     3.10 Employee Benefit Plans. The Seller’s Disclosure Schedule lists each of the Company’s employee pension, profit sharing, deferred compensation, severance, cafeteria, stock option, stock purchase, incentive, golden parachute, bonus, group or individual medical and health benefits, welfare, insurance or other employee benefit plan, program or arrangement (the “Plans”), which is maintained or contributed to by the Company on behalf of the employees of the Company. Complete and correct copies of all such Plans have been made available to Buyer for its review. Except as set forth in the Seller’s Disclosure Schedule, there is no Plan, nor has the Company at any time maintained, administered, contributed or been required to contribute to any “employee pension benefit plan” as defined in Section 3(2) of ERISA, which is subject to the minimum funding requirements of Section 412 of the Code or Section 302 of ERISA, or the provisions of Title IV of ERISA. None of the Plans is a “multiemployer pension plan” within the meaning of Section 3(37) of ERISA. Each Plan and any related trust agreement that is intended to be qualified under the provisions of Section 401(a) of the Code has received a favorable determination from the IRS to that effect, and, to Seller’s knowledge, no circumstance exists that will or could reasonably be expected to result in revocation of any such favorable determination letter. Each Plan and any related trust agreement complies in all material respects and has been maintained in material compliance with its terms and, both as to form and in operation, with the requirements prescribed by any and all Laws that are applicable to such plans, including but not limited to ERISA and the Code. Except as set forth in the Seller’s Disclosure Schedule, the Company does not have any obligation to make any payment to or with respect to any former employee pursuant to any severance agreement or retiree medical benefit or other Plan. Except as disclosed in Seller’s Disclosure Schedule, the Company would not have any obligation to make any severance or other payments to any employee if such employee was terminated prior to, at or after the Closing. Except as set forth in Seller’s Disclosure Schedule, no benefit, payment or other entitlement under any Plan, or under any agreement relating to the employment of employees of the Company, will be established or become accelerated, vested, payable or funded by reason of the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby. Except as set forth on Seller’s Disclosure Schedule, there are no Claims pending, or to the knowledge of the Seller, threatened with respect to any Plan, other than Claims for the payment of benefits in the ordinary course of operation of such Plan.

     3.11 Independent Contractors. Seller’s Disclosure Schedule: (a) lists the names and titles of all current independent contractors, including, but not limited to, sales representatives and distributors (“Independent Contractors”) that have entered into contracts with the Company, (b) contains a list of such contracts with each Independent Contractor, and (c) lists the aggregate compensation and commissions paid to each Independent Contractor in the fiscal year ended December 31, 2005 and a brief summary of the compensation arrangements for such Independent Contractor for 2006; provided, however, that a description of compensation shall not be required if the Independent Contractor may be terminated by the Company without penalty, severance or similar payment upon no more than 30 days written notice by the Company. Except as set forth on Seller’s Disclosure Schedule, there are no other contracts or obligations by which the Company is bound with respect to any Independent Contractors. Except as set forth on Seller’s Disclosure Schedule, there are no pending Claims that have been instituted by or relating to an Independent Contractor under which the Company may have liability, contingent or otherwise. To Seller’s knowledge, there are no threatened Claims relating to the Company and an Independent Contractor.

     3.12 Contracts.

          (a) The Seller’s Disclosure Schedule lists all Contracts of the following types to which the Company is a party or by which the Company or any of its properties is bound as of the date hereof (other than Leases and labor or employment-related agreements, which are disclosed pursuant to Sections 3.8 and 3.9, respectively, of the Seller’s Disclosure Schedule): (i) joint venture and partnership agreements, (ii) mortgages, indentures, loan or credit agreements, security agreements and other agreements and instruments relating to the borrowing of money including, without limitation, all agreements and instruments evidencing Company Debt and (iii) other Contracts which in any case require payment by the Company after the date hereof of more than $10,000 individually or $50,000 in the aggregate. Complete and correct copies of all such Contracts have been delivered to the Buyer for review.

          (b) Each Assumed Contract to which the Company is a party or by which it or its assets are bound is in full force and effect and is valid, binding and enforceable against the parties thereto in accordance with its terms, except to the extent that enforceability may be limited by bankruptcy, insolvency, moratorium, reorganization and other laws affecting the enforcement of creditors’ rights generally and by general principles of equity. The Company has performed in all material respects all obligations required to be performed by it under each such Assumed Contract, and to the Seller’s knowledge, no condition exists or event has occurred that, with or without notice or lapse of time, would constitute a default or a basis for delay or non-performance by the Company or, to the Seller’s knowledge, by any other party thereto.

     3.13 Insurance. The Seller’s Disclosure Schedule lists (a) all Insurance Agreements owned by the Company and, except as indicated therein, all premiums have been paid on such Insurance Agreements, no notice of termination or threatened termination of any of such Insurance Agreements has been received by the Company and such Insurance Agreements are in full force and effect, (b) true and correct copies of such Insurance Agreements have been made available to Buyer for its review, and (c) all claims that have been asserted under such Insurance Agreements (other than claims in respect of workers’ compensation and health and dental benefits) since January 1, 2005 and the status of such claims.

     3.14 Litigation; Compliance with Laws. Except as otherwise set forth in the Seller’s Disclosure Schedule, there are no judicial, regulatory or administrative actions, proceedings or investigations pending or, to the Seller’s knowledge, threatened in writing, before any federal, state, local or foreign court or other Governmental Authority, and there is no judgment, decree, award or order outstanding against the Company, the Business or the Purchased Assets that are material to the Business, individually or in the aggregate, or that question the validity of this Agreement, any other Seller Transaction Document or any action taken or to be taken by the Seller in connection herewith or therewith. Except in connection with the Court Approval, neither Seller nor the Company has received any request from any Governmental Authority for information with respect to the transactions contemplated hereby. The Company is not in violation of, nor has it violated in any material respect, (a) any Law applicable to the Business, the Purchased Assets or the Company’s operations, including, without limitation, all foreign, federal, state and local energy, public utility, zoning, building code, health, employee safety, labor, wages, collective bargaining, securities and Environmental Laws, or (b) any judgment, decree, order, writ, injunction or similar action of any Governmental Authority applicable to the Business or the Company’s operations. All governmental approvals necessary for the conduct of the Business have been duly obtained and are in full force and effect, except where the failure of the Company to possess such approvals would not have a Material Adverse Effect on the Business or the transactions contemplated by this Agreement. There are no proceedings pending or, to the knowledge of Seller, threatened, that could reasonably be expected to result in the revocation, cancellation or suspension of any such governmental approval, and the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby will not result in, or provide the basis for, any such revocation, cancellation or suspension.

     3.15 Condition of Tangible Personal Property. Except as set forth on the Seller’s Disclosure Schedule, each item of the Company’s tangible personal property included in the Purchased Assets and reasonably required for the continued operation of the Business on a basis consistent with the past practices of the Business immediately prior to the Closing is in good operating condition or repair adequate for its present use, reasonable wear and tear and routine or scheduled maintenance excepted.

     3.16 Intellectual Property. Seller’s Disclosure Schedule contains a complete and accurate list and description of (a) all patent applications, issued patents, registered and pending trademarks and service marks, including all pending U.S. trademark and service mark applications and all registrations and pending applications in foreign jurisdictions outside of the United States, copyright applications, and copyright registrations by or on behalf of the Company, (b) all licenses or agreements, written or not, of Intellectual Property to the Company that are material to the Business other than commercial software, off-the-shelf software products or other third-party commercial products that are generally available for retail purchase (the “Commercial IP”), (c) all licenses and other agreements, written or not, from the Company to any third party that are material to the Business that grant any rights or interests in Intellectual Property, and (d) any and all pending Claims related to the Intellectual Property (other than

Claims relating to Commercial IP to which the Company is not a party). Except as set forth on the Seller’s Disclosure Schedule:

          (a) the Company owns or has the right to use all of the Intellectual Property necessary for or used in the conduct of the Business as now conducted free of any restrictions (other than pursuant to agreements listed in Seller’s Disclosure Schedule and standard licenses of Commercial IP), and without known conflict with the rights of others;

          (b) the Company has not previously assigned, transferred, conveyed or otherwise materially encumbered any right, title or interest in the Intellectual Property currently used in the Business and has not granted any third party any material covenant not to sue for any such use of the Intellectual Property and the rights of the Company in the Company’s Intellectual Property shall not be limited or otherwise affected by reason of any of the transactions contemplated herein;

          (c) to the Seller’s knowledge, no third party violates, infringes or otherwise conflicts or interferes with any Intellectual Property or proprietary right of the Company;

          (d) to the Seller’s knowledge, none of Company’s Intellectual Property is involved in any interference, reissue, reexamination, opposition, invalidation or cancellation proceeding and Seller is not aware of any facts that would materially and adversely impact the validity and/or enforceability of the Intellectual Property owned or licensed by the Company;

          (e) all renewal fees, maintenance fees and other fees in respect of the Company’s Intellectual Property that is used in the conduct of the Company’s Business that have fallen due on or prior to the date of this Agreement have been paid and none of the Company’s Intellectual Property is the subject of any final refusal of registration;

          (f) since January 1, 2004, the Company has not received any demand, claim, notice or inquiry from any person in respect of the Intellectual Property that challenges, threatens to challenge or inquires as to whether there is any basis to challenge, the validity of, the rights of the Company in, or the right of the Company to use, any such Intellectual Property and, to Seller’s knowledge, there is no basis for any such challenge;

          (g) to Seller’s knowledge, neither the Intellectual Property nor the disclosing, copying, making, using or selling of such Intellectual Property or products or services embodying such Intellectual Property, violates, infringes or otherwise conflicts or interferes with any copyright, trade secret, trademark, service mark, patent or any other intellectual property or proprietary right of any third party;

          (h) since January 1, 2004, the Company has received no written claim by any Person alleging that the Intellectual Property, or the disclosing, copying, making, using, or selling of such Intellectual Property, or products or services embodying such Intellectual Property, violates, infringes, or otherwise conflicts or interferes with any copyright, trade secret, trademark, service mark, patent or any other intellectual property or proprietary right of any third party, and, to Seller’s knowledge, no such claim has been threatened and, to Seller’s knowledge, there is no basis for such claim; and

          (i) the Company is not subject to any judicial decree, order, judgment, stipulation or agreement with a third party restricting in any manner the ownership, use, sale or licensing of the Intellectual Property or any products or service utilizing the Intellectual Property (other than pursuant to license agreements listed in Seller’s Disclosure Schedule and standard licenses of Commercial IP).

     3.17 Taxes. Except as set forth on Seller’s Disclosure Schedule, the Company has timely filed, subject to appropriate extensions, and prior to the Closing will timely file all requisite federal, state, local and foreign returns relating to any Taxes, as required and when due for all taxable periods in accordance with provisions of law pertaining thereto, and each such tax return is or will, at the time of filing, be complete and accurate in all material respects. The Company currently is not the beneficiary of any extension of time within which to file any such tax return. There are no claims or assessments pending with respect to any tax return for any alleged Tax deficiency relating to the Business or the Company, and no Tax issue has been raised by any taxing authority or representative thereof with respect to any tax return relating to the Business or the Company. Seller has furnished, or will furnish prior to the Closing, to Buyer copies of all tax returns for each of the Company’s three most recent tax years, to the extent such tax returns have been filed. The Company has not given or been requested to give waivers or extensions of any statute of limitations relating to the payment of Taxes for which the Company may be liable. Except as set forth in the Seller’s Disclosure Schedule, all Taxes due and payable by the Company have been timely paid in full. The Company has withheld or collected all taxes required to have been withheld or collected and paid by the Company on its behalf in connection with amounts paid or owing to any employees or other Person, and such withheld Taxes have either been duly paid to the proper Governmental Authority or set aside in accounts for such purpose. The Company is not party to any tax allocation or tax sharing agreements.

     3.18 Environmental Matters. Except as set forth on Seller’s Disclosure Schedule, no conditions currently exist or have existed on any real property currently owned or leased by the Company (the “Facilities”) or, to Seller’s knowledge, previously owned or leased at any time by the Company (the “Historical Facilities”), that violated or currently violate any Environmental Law, where such violation will or is likely to result in Buyer incurring any costs or expenses for damages, fines or clean-up costs as a result of actions or proceedings by any federal, state or local environmental protection agency or department or by any third party. Except as set forth on Seller’s Disclosure Schedule

          (a) the Company is conducting the Business in compliance with all applicable Environmental Laws, except for such instances of noncompliance which would not, either alone or in the aggregate, adversely affect the financial condition or operations of the Business by Buyer after Closing;

          (b) there are no Hazardous Substances present on the Facilities as a result of the Company’s operations or, to the Seller’s knowledge, as a result of any other person or entity’s operations, or, to Seller’s Knowledge, the Historical Facilities, except for Hazardous Substances used in the ordinary course of the Business that are stored in appropriate containers and for which all requisite Permits have been obtained and are in effect or are present in a manner or in quantities that do not require issuance of Permits under the Environmental Laws;

          (c) there are no Claims pending or, to the knowledge of Seller, threatened against the Company that involve, or relate to, environmental conditions, environmental noncompliance or the release, use or disposal of any Hazardous Substances at any Facility; and

          (d) the Company has not received any notice of any violation of any Environmental Law relating to any Facility.

     3.19 Accounts Receivable and Inventory.

          (a) The Seller’s Disclosure Schedule sets forth a true and complete list of all accounts receivable of the Company and the aging thereof as of September 30, 2006. All such accounts receivable of the Company (i) represent sales actually made in the ordinary course of the Business, (ii) do not represent obligations for goods sold on consignment and (iii) are not the subject of any Claims brought by or on behalf of the Company or any other party or to Seller's knowledge disputed in any material respect. Except as set forth on the Seller’s Disclosure Schedule, none of the accounts receivables of the Company are due from Seller, any of its Affiliates or Affiliates of the Company.

          (b) All of the inventories of the Company, including all related packaging and labeling, consist of a quality and quantity of raw materials, work in process and finished products that are saleable in the ordinary course of the Business consistent with past practice, at normal selling prices, and, except as set forth in the Seller’s Disclosure Schedules, are not subject to write off except for obsolete or defective materials and excess stock items that are reserved for (including reservation for costs of disposal, if any) on the Company’s Interim Financial Statements. Seller’s Disclosure Schedule lists the dollar value of all inventories not located at Company leased facilities as of the date hereof. None of the inventories represent consignment inventories.

     3.20 Product Warranty and Liability.

          (a) Except as set forth in the Seller’s Disclosure Schedule, all products manufactured, sold or delivered by the Company were, when sold, fit for the ordinary purpose for which they were intended to be used and conformed in all material respects to product specifications or any promises made in connection with their sale and the Company has been in conformity with all applicable contractual commitments and in compliance in all material respects with all legal requirements, and the Company has no liability for replacement thereof or other damages in connection therewith, subject only to product returns made by customers in the ordinary course of the Business consistent with past practices, and reserves for product warranty claims set forth on the face of the Company’s Interim Financial Statements as adjusted for the passage of time through the Closing Date in accordance with past custom and practice. Other than product returns made in the ordinary course of the Business consistent with past practices and historical experience, consumer complaints received in the ordinary course of the Business and consistent with historical experience, and except as set forth in the Seller’s Disclosure Schedule, no written products warranty or similar written claims have been made against the Company since January 1, 2003. Except as set forth in the Seller’s Disclosure Schedule, no product manufactured, sold, leased or delivered by the Company is subject to any guaranty, warranty or other indemnity beyond those required or implied by applicable law, if any, the applicable standard terms and conditions of sale and the Company’s policy with respect to returns. A description of the Company’s standard product warranties or standard terms and conditions of sale are attached as part of Seller’s Disclosure Schedule. Seller’s Disclosure Schedule identifies all material disputes with customers regarding products produced or sold by the Company since January 1, 2003.

          (b) Except as set forth in the Seller’s Disclosure Schedule, since January 1, 2003, the Company has not been the subject of any product liability claims or toxic tort claims arising out of any injury to individuals or property as a result of the design, manufacture, sale, distribution, ownership, possession, labeling, advertisement or use of any product. The Company manufactures, or has manufactured for it, all products of the Business in compliance in all material respects with all applicable Laws and maintains, directly or through contract manufacturers, procedures and controls that assure that all product manufacturing is in compliance with all Laws in all material respects and not injurious to health and safety of persons and the environment. The Company’s products do not, and, to Seller’s knowledge, have never, contained any Hazardous Substances.

     3.21 Permits. The Seller’s Disclosure Schedule lists all Permits possessed by the Company. The Company currently has, and at all times since January 1, 2003 had, all Permits necessary or required under applicable Law for the conduct of the Business except where the failure to have such Permits did not and would not have a Material Adverse Effect on the Business. Except as set forth in the Seller’s Disclosure Schedule, all such Permits, to the extent required for the Company’s current Business, are in full force and effect, are transferable to Buyer by virtue of the transactions contemplated by this Agreement, and, to Seller’s knowledge, no suspension or cancellation of any of them is being threatened.

     3.22 Customers and Suppliers. Seller has delivered to Buyer a complete list of all current customers and suppliers of the Company. No supplier of the Company and no person presently a customer, agent, independent contractor, licensor or licensee of the Company, has notified the Company of any intention to cancel, materially reduce or otherwise terminate its business relationship with the Company.

     3.23 Absence of Changes. Since September 30, 2006, except as otherwise set forth in this Agreement or reflected in the Seller’s Disclosure Schedule or the Company’s Financial Statements, the Business has been conducted in the ordinary course of the Business, consistent with past practice, and the Company has not:

          (a) purchased or redeemed any shares of its capital stock or declared or made any dividend or other distribution in respect of its capital stock;

          (b) incurred any material liabilities or obligations, except current liabilities and obligations incurred in the ordinary course of the Business, consistent with past practice;

          (c) mortgaged, pledged or subjected to any Encumbrance any of its properties or assets, except for Encumbrances incurred in the ordinary course of the Business, consistent with past practice, and except for Permitted Encumbrances;

          (d) increased any bonus, salary or other compensation of any officer or employee;

          (e) adopted any new Plan or amended any existing Plan in a manner that increased the benefits thereunder

          (f) disposed or agreed to dispose of any of its properties or assets, except inventory sold in the ordinary course of the Business, consistent with past practice, and other than pursuant to this Agreement;

          (g) cancelled or forgiven any material debts or Claims;

          (h) entered into any transaction other than in the ordinary course of the Business, consistent with past practice;

          (i) suffered any Material Adverse Change; or

          (j) repaid any notes payable, lines of credit or other indebtedness other than in the ordinary course of business or prepaid any notes payable, lines of credit or other indebtedness prior to the due date for any such payment.

     3.24 Brokers. All negotiations relating to this Agreement and the transactions contemplated hereby have been carried out without the intervention of any person acting on behalf of Seller or the Company in such manner as to give rise to any valid claim against Buyer for any brokerage or finder’s commission, fee or similar compensation, except for GLC Securities Corp., whose fees in respect hereof will be paid by Seller.

     3.25 Disclosure. The representations and warranties of Seller contained herein, or in any document, exhibit, statement, certificate or schedule furnished by or on behalf of Seller or its Affiliates to Buyer as required by this Agreement, do not contain and will not contain any untrue statement of a material fact and do not omit and will not omit to state any material fact necessary in order to make the statements herein or therein, in light of the circumstances under which they were made, not misleading.

SECTION 4.

REPRESENTATIONS AND WARRANTIES OF BUYER

     Buyer hereby represents and warrants to Seller as of the date of this Agreement and of the Closing Date as follows:

     4.1 Status and Authority. Buyer is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Delaware and has full legal right, power and authority to execute and deliver this Agreement and each of the other agreements, instruments and documents required to be delivered by it prior to or at the Closing (together with this Agreement, the “Buyer Transaction Documents”), and to perform its obligations hereunder and thereunder, including, without limitation, the assumption of the Assumed Liabilities. Buyer’s execution, delivery and performance of this Agreement and the other Buyer Transaction

Documents have been duly authorized by Buyer’s members, which constitutes all necessary action on the part of Buyer for such authorization. This Agreement has been duly and validly executed and delivered by Buyer and constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms. When executed and delivered as contemplated herein, each of the other Buyer Transaction Documents shall constitute the legal, valid and binding obligation of Buyer, enforceable against it in accordance with its terms.

     4.2 No Conflicts, etc.

          (a) The execution, delivery and performance of this Agreement and the other Buyer Transaction Documents will not result in (i) any conflict with Buyer’s organizational documents or (ii) any breach or violation of or default under any Law or any mortgage, agreement, deed of trust, indenture or any other instrument to which Buyer is a party or by which it or any of its properties or assets are bound.

          (b) No Consent, approval or authorization of, or filings with, any third party or Governmental Authority is required on the part of Buyer in connection with the execution, delivery and performance of the Buyer Transaction Documents, other than such as have been obtained or made.

          (c) There are no judicial, regulatory or administrative actions, proceedings or investigations pending or, to the knowledge of Buyer, threatened in writing, and there is no judgment, decree, award or order outstanding against Buyer that are material to Buyer, individually or in the aggregate, or that question the validity of this Agreement or any of the other Buyer Transaction Documents or any action taken or to be taken by Buyer in connection herewith or therewith. Buyer has not received any request from any Governmental Authority for information with respect to the transactions contemplated hereby.

     4.3 Brokers. All negotiations relating to this Agreement and the transactions contemplated hereby have been carried out without the intervention of any Person acting on behalf of Buyer in such manner as to give rise to any valid claim against Seller for any brokerage or finder’s commission, fee or similar compensation.

     4.4 Equity Commitment. Buyer has delivered to Seller a true and complete copy of an executed equity commitment letter pursuant to which Susquehanna International Group, LLP has committed to invest, subject to the terms and conditions thereof, the amount set forth in such equity commitment letter in Buyer (the “Equity Commitment”). As of the date of this Agreement, the Equity Commitment has not been amended, modified, withdrawn or rescinded in any material respect. There are no conditions precedent or other contingencies related to the funding of the full amount of the Equity Commitment other than as set forth in or as contemplated by the Equity Commitment.

SECTION 5.

PRE-CLOSING OBLIGATIONS OF SELLER

     5.1 Conduct Pending Closing.

          (a) Except as expressly provided herein or in Schedule 5.1, between the date hereof and the Closing or the earlier termination of this Agreement in accordance with its terms, unless Buyer otherwise consents in writing, which consent shall not be unreasonably withheld or delayed, Seller shall cause the Company to:

                (i) maintain its corporate existence, pay and discharge all debts, liabilities and obligations in the ordinary course of the Business as they become due (other than pursuant to the Loan Documents), and operate solely in the ordinary course in a manner consistent with past practice and the provisions of this Agreement and in compliance in all material respects with all applicable Laws, Permits and Contracts;

                (ii) maintain its facilities and assets, including, without limitation, the Purchased Assets, in substantially the same state of repair, order and condition as they were on the date hereof, reasonable wear and tear excepted;

                (iii) maintain its books and records in accordance with past practice, and use commercially reasonable efforts to maintain in full force and effect all Permits and all Insurance Agreements;

                (iv) use commercially reasonable efforts to preserve intact the Company’s present business organization and maintain its relations and goodwill with the suppliers, customers, employees and others having a business relationship with it;

                (v) deliver to Buyer, promptly after such statements become available, correct and complete copies of unaudited monthly balance sheets, income statements and operating reports for the Company for each month between the date hereof and the Closing Date;

                (vi) promptly advise Buyer in writing of the threat or commencement against the Company of any Claim, or any change, settlement, resolution or disposition of any existing Claim, by, against or affecting the Company or any of its operations, assets or prospects, or that challenges or may affect the validity of this Agreement or any Buyer Transaction Document, Seller Transaction Document or Company Transaction Document (together, the “Transaction Documents”) or any action taken or to be taken in connection with any Transaction Document or the ability of the Company or Seller to consummate the transactions contemplated herein or therein;

                (vii) cooperate with Buyer to obtain prior to Closing, searches (the “Searches”), (A) in all appropriate jurisdictions, for state and federal tax liens, judgment liens, UCC financing statements and pending litigation against the Company or its assets, and (B) with the United States Patent and Trademark Office (and any similar Governmental Authority outside the United States) with respect to all Intellectual Property; and

                (viii) cooperate with Buyer and assist Buyer in identifying the Permits required by Buyer to operate the Business from and after the Closing Date and, where permissible, transfer existing Permits to Buyer at the Closing.

          (b) Between the date hereof and the Closing or the earlier termination of this Agreement in accordance with its terms, Seller shall promptly advise Buyer in writing of the threat or commencement against Seller of any Claim, or any change, settlement, resolution or disposition of any existing Claim, by, against or affecting Seller that challenges or may affect the validity of this Agreement or any Transaction Document or any action taken or to be taken in connection with any Transaction Document or the ability of Seller to consummate the transactions contemplated herein or therein.

     5.2 Negative Covenants. Except as expressly provided herein or in Schedule 5.2, between the date hereof and the Closing or the earlier termination of this Agreement in accordance with its terms, without the prior written consent of Buyer, which consent shall not be unreasonably withheld or delayed, Seller shall not, and shall not cause or permit the Company to:

          (a) take any action which, if taken or occurring prior to the date hereof would require any disclosure in the Seller’s Disclosure Schedule, or would breach any covenant of Seller, or cause any representation or warranty of Seller in Section 3 to be untrue as of the Closing;

          (b) sell, transfer or dispose any of the Purchased Assets other than in the ordinary course of the Business;

          (c) take any action that results, or is reasonably likely to result, in the creation of any Encumbrance with respect to any of the Purchased Assets other than Permitted Encumbrances;

          (d) incur, assume or guarantee any notes payable, lines of credit or other indebtedness for borrowed money other than pursuant to purchase orders issued in the ordinary course of business;

          (e) amend the certificate of incorporation or bylaws of the Company;

          (f) hire or discharge any employees;

          (g) fail to pay or discharge when due in the ordinary course of the Business any liability or obligation of the Company other than pursuant to the Loan Documents;

          (h) settle or compromise any Claim other than settlement of accounts with customers and suppliers in the ordinary course of the Business, consistent with past practice;

          (i) enter into any agreement, commitment or transaction other than in the ordinary course of the Business, consistent with past practice, or that is material to the business, operations or financial condition of the Company, whether or not in the ordinary course of the Business; or

          (j) enter into any Contract with any Related Party.

     5.3 Access to Information; Confidentiality.

          (a) Prior to the Closing, Seller shall cause the Company to, during ordinary business hours, give Buyer and its authorized representatives complete reasonable access to all of its personnel, books, records, plants, offices and other facilities and properties, and permit Buyer to make such inspections thereof as Buyer may reasonably request, and cause the Company’s officers and advisors to furnish Buyer with such financial, operating and other information regarding the Business and the agreements, commitments, assets, liabilities, personnel and properties related thereto as Buyer may reasonably request.

          (b) Any confidential or proprietary information provided to or obtained by Buyer pursuant to paragraph (a) above shall be “Confidential Information” as defined in the Mutual Non-Disclosure and Confidentiality Agreement, dated as of March 15, 2006, between Susquehanna Private Equity Investments, LLLP and Sunset Brands, Inc., as supplemented by the letter agreement, dated as of October 25, 2006, between Seller and Susquehanna Private Equity Investments, LLLP (collectively, the “Confidentiality Agreement”), and shall be held by the Buyer in accordance with, and be subject to the terms of, the Confidentiality Agreement. Notwithstanding anything to the contrary herein, the terms and provisions of the Confidentiality Agreement shall survive the termination of this Agreement in accordance with the terms thereof. In the event of the termination of this Agreement for any reason, Buyer shall comply with the terms and provisions of the Confidentiality Agreement. The Confidentiality Agreement shall terminate upon the consummation of the Closing.

     5.4 Permits and Consents. The Seller shall use commercially reasonable efforts to obtain the Required Approvals (including, without limitation, the Court Approval).

     5.5 Sanders Release. Prior to the Closing, Seller shall use its best efforts to obtain a signed release from Todd Sanders, which release shall include non-competition and non-solicitation provisions substantially in the form attached hereto as Exhibit B, which release shall identify Buyer as a third-party beneficiary thereof and shall otherwise be reasonably acceptable to Buyer. Notwithstanding the foregoing, it will not be deemed to constitute a failure by Seller to use its best efforts as required by this Section 5.5 if Seller institutes legal proceedings against Todd Sanders and/or his Affiliates if such legal proceedings do not question the validity or legality of this Agreement, the Transaction Documents or the transactions contemplated hereby or thereby.

     5.6 Exclusivity. Until such time as this Agreement shall be terminated pursuant to Section 10.1, Seller shall not, and Seller shall cause the Company and the Company’s and Seller’s directors, officers, employees, advisors and Affiliates not to, directly or indirectly, solicit, seek, initiate or conduct discussions or negotiations with any Person (other than Buyer) with respect to any sale of assets (other than inventory in the ordinary course of the Business), sale of capital stock, investment or similar transaction involving the Company. Seller shall notify Buyer of any such inquiry or proposal within one Business Day of receipt or awareness of the same by Seller.

     5.7 Commercially Reasonable Efforts. Subject to the terms and conditions hereof, each party shall use its commercially reasonable efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable to consummate the transactions contemplated hereby and to satisfy the conditions set forth in Sections 6 and 7 hereof required to be satisfied by it.

     5.8 Assumed Contracts. To the extent that the assignment hereunder of the rights and obligations of the Company under the Assumed Contracts shall require the Consent of any other Person (or in the event that any of the same shall be non-assignable), neither this Agreement nor any actions taken hereunder shall constitute an assignment or an agreement to assign if such assignment or attempted assignment would constitute a breach thereof; provided, however, that in each such case, Seller and Buyer shall, and Seller shall cause the Company to, use commercially reasonable efforts to obtain the Consent of such other Person to an assignment to Buyer. If such Consent is not obtained, Seller shall, and shall cause the Company to, cooperate with Buyer in a reasonable arrangement designed to provide Buyer with the benefits and burdens of any such Assumed Contracts, including appointing Buyer to act as the Company’s agent or subcontractor to perform all of the Company’s obligations under such Assumed Contracts and to enforce, for the account and benefit of Buyer, any and all rights of the Company against any other Person arising out of the breach or cancellation of such Assumed Contracts by such other Person or otherwise (any and all of which arrangements shall constitute, as between the parties hereto, a deemed assignment or transfer).

     5.9 Preservation of Records. Buyer, at its own expense, shall preserve and keep records of the Company included in the Purchased Assets for a period consistent with Buyer’s record retention policies and practices, during which time Buyer shall make such records available to Seller as Seller may reasonably require; provided, that if, within seven years from the Closing Date, Buyer intends to dispose of any such records, Buyer shall notify Seller in writing and deliver such records to Seller if Seller requests such records within 10 days of its receipt of Buyer’s written notice.

     5.10 Notice of Events.

          (a) During the period from the date hereof to the Closing Date or the earlier termination of this Agreement, Buyer shall promptly notify Seller in writing if Buyer becomes aware of (i) the occurrence or non-occurrence of any event or the existence of any fact or condition that would cause or constitute a breach of any of its representations or warranties had any such representation or warranty been made as of the time of Buyer’s discovery of such event, fact or condition and (ii) any material failure on its part to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder.

          (b) During the period prior to the Closing Date or the earlier termination of this Agreement, Seller shall promptly notify Buyer in writing if Seller becomes aware of (i) the occurrence or non-occurrence of any event or the existence of any fact or condition that would cause or constitute a breach of any of its representations or warranties contained herein had such representation or warranty been made as of the time of Seller’s discovery of such event, fact or condition and (ii) any material failure on its part to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder. Should any such event, fact or condition require any change to the Seller’s Disclosure Schedule, Seller shall promptly deliver to Buyer a supplement to Seller’s Disclosure Schedule specifying such change.

          (c) In the event that Seller delivers one or more supplements to the Seller’s Disclosure Schedule pursuant to Section 5.10(b) that reflects any events, facts or conditions which, individually or in the aggregate, would cause the conditions set forth in Sections 6.1 or 6.2 not to be satisfied and Buyer does not exercise its right to terminate this Agreement pursuant to Section 10.1(d) on the basis of such supplemented Seller’s Disclosure Schedule within ten Business Days of Buyer’s receipt thereof, Buyer will be deemed to have accepted such supplemented Seller’s Disclosure Schedule, the delivery of any such supplement will be deemed to have cured any misrepresentation or breach of warranty that otherwise might have existed hereunder by reason of such event, fact or condition and, from and after the Closing Date, no Buyer Indemnified Party will have any claim for indemnification for any such events, facts or conditions. In the event Buyer elects to exercise its right to terminate this Agreement pursuant to Section 10.1(d) on the basis of such supplemented Seller’s Disclosure Schedule, Buyer’s right to pursue all legal remedies available to it shall survive such termination unimpaired.

          (d) Notwithstanding anything to the contrary set forth in this Section 5.10, in the event that Seller delivers one or more supplements to the Seller’s Disclosure Schedule pursuant to Section 5.10(b) that reflect any events, facts or conditions which, individually or in the aggregate, would not cause the conditions set forth in Sections 6.1 or 6.2 not to be satisfied, Buyer’s rights to indemnification, reimbursement or other remedy based on such events, facts or conditions shall not be affected, subject to the limitations set forth in Section 11.

     5.11 Escrow Agreement. On the Closing Date, the Buyer, the Seller and the Escrow Agent shall enter the Escrow Agreement.

     5.12 Employment Agreements. On the Closing Date, each of the employees of the Company identified in Schedule 6.6 attached hereto shall enter into an Employment Agreement with Buyer or one of its Affiliates.

     5.13 Assignment and Assumption Agreement. On the Closing Date, the Buyer and the Seller shall enter into an assignment and assumption agreement substantially in the form and on the terms of Exhibit C (the “Assumption Agreement”).

     5.14 Name Change. The Company shall, promptly after the Closing Date, amend its organizational documents to change its name to a name not similar to U.S. Mills, Inc.

     5.15 Employees. Buyer agrees to offer employment at the Closing to all persons who, immediately prior to the Closing, are employed by the Company, including, without limitation, employees on disability leave of absence or other leave of absence where reemployment rights are guaranteed by applicable Law. Such offer of employment shall include provision for compensation at rates substantially similar to the rates of compensation in effect for such employees immediately prior to the Closing Date (those employees of the Company who accept employment with Buyer are hereinafter referred to as the “Transferred Employees”). It is understood and agreed that (a) Buyer’s offer of employment as set forth in this Section shall not constitute any commitment, Contract or understanding (expressed or implied) of any obligation on the part of Buyer to a post-Closing employment relationship of any fixed term or duration or upon any terms or conditions other than those that Buyer may establish pursuant to individual offers of employment, and (b) employment offered by Buyer pursuant to this Section 5.15 is “at will” and may be terminated by Buyer or by an employee at any time for any reason (subject to any written commitments to the contrary made by Buyer, including, without limitation, pursuant to the Employment Agreements and applicable Law). Each Transferred Employee will be credited by Buyer for (i) vacation time and sickness benefits accrued during the time such Transferred Employee was employed by the Business, and (ii) the months and years of service such Transferred Employee completed while employed by the Business. Nothing in this Agreement shall be deemed to prevent or restrict in any way the right of Buyer to terminate, reassign, promote or demote any of the Transferred Employees after the Closing or to change adversely or favorably the title, powers, duties, responsibilities, functions, locations, salaries, other compensation or terms or conditions of employment of such employees. Buyer shall be responsible for the payment of severance, if any, to any Transferred Employee whose employment is terminated by Buyer after the Closing. Prior to the Closing, Buyer shall determine whether the Plans will be maintained after the Closing or whether the Plans shall be replaced with substantially similar plans maintained by Buyer or its Affiliates. Seller shall, and shall cause the Company to, cooperate with Buyer in implementing such decisions and in taking such actions necessary, subject to applicable Law, with respect to the Plans as the Buyer shall reasonably designate.

SECTION 6.

CERTAIN CONDITIONS PRECEDENT TO
BUYER’S OBLIGATIONS

     The obligation of Buyer to consummate the acquisition of the Purchased Assets is subject to the fulfillment by or at the Closing of each of the following conditions (any of which may be waived by Buyer, in whole or in part):

     6.1 Representations and Warranties. Each of the representations and warranties of the Seller contained in this Agreement that is qualified as to materiality or Material Adverse Effect shall be true and correct as of the date when made and as of the Closing Date as if made at and as of the Closing Date, and each of such representations and warranties that is not so qualified must have been true and correct in all material respects as of the date when made and in all material respects as of the Closing Date as if made at and as of the Closing Date (except, in each case, for those representations and warranties that address matters only as of a specified date, in which case they shall be true and correct or, true and correct in all material respects, as applicable, as of such date) without giving effect to any supplement to the Seller’s Disclosure Schedule.

     6.2 Performance of Covenants. Seller shall have performed or complied with all of the agreements and covenants required by this Agreement to be performed or complied with by it prior to or at the Closing.

     6.3 Approvals. The Consents identified in Schedule 6.3 (the “Required Approvals”) shall have been obtained and no such Required Approval: (a) shall have been conditioned upon the modification, cancellation or termination of any Lease, Assumed Contract or Permit of the Company; or (b) shall impose on Buyer any condition, provision or requirement not presently imposed upon Seller or the Company or that would be more restrictive after the Closing on Buyer than the conditions, provisions or requirements presently imposed on Seller or the Company, as the case may be.

     6.4 Legal Matters. The Closing shall not violate any order or decree of any court or Governmental Authority of competent jurisdiction and no Claim shall have been brought or threatened in writing by any Person (other than by Buyer or an Affiliate of Buyer) that questions the validity or legality of this Agreement, the Transaction Documents or the transactions contemplated hereby or thereby.

     6.5 Financial Condition. There shall not have been any Material Adverse Change in the Business since December 31, 2005, including, without limitation, a Material Adverse Change in the Business’ projected or historical cash flow or profitability as the result of the completion of any audit or tax analysis, or the application of GAAP, with respect to the Company’s full fiscal year ended December 31, 2005 or its fiscal quarters ended March 31, 2006, June 30, 2006 or September 30, 2006. The Closing Date Working Capital contained in the Initial Adjustment Certificate shall equal or exceed the Target Working Capital.

     6.6 Employment Agreements. Each of the employees of the Company identified in Schedule 6.6 attached hereto shall have entered into an Employment Agreement with Buyer or one of its Affiliates (the “Employment Agreements”) in form and substance acceptable to Buyer in its sole discretion.

     6.7 Encumbrances. Buyer shall have received the Searches in accordance with Section 5.1(a)(vii). Seller shall have had all Encumbrances affecting the Purchased Assets released and discharged (or shall have arranged to have such Encumbrances released and discharged simultaneously with the Closing) whether or not such Encumbrances are reflected in the Searches or the Seller’s Disclosure Schedule; provided, that Seller shall not be required to cause any such Encumbrance to be released to the extent it will be extinguished upon consummation of the transactions contemplated hereby pursuant to Article 9 of the UCC. Buyer shall have received evidence reasonably satisfactory to it (including, without limitation, forms of UCC-3 termination statements) that such Encumbrances have been or will as of the Closing be released and discharged, other than with respect to those Encumbrances that will be extinguished upon consummation of the transactions contemplated hereby pursuant to Article 9 of the UCC.

     6.8 Court Approval. Seller shall have received the Court Approval and the Court Approval shall have become a final order not subject to stay or appeal.

     6.9 Opinion of Counsel. Buyer shall have received an opinion satisfactory to Buyer of Kaye Scholer LLP, counsel for Seller, dated as of the Closing, with respect to those matters set forth on Exhibit D hereto.

     6.10 Financing. Buyer shall have secured debt financing to complete the transactions contemplated by the Agreement on terms satisfactory to Buyer in its sole discretion.

     6.11 Execution of Transaction Documents. Seller shall have executed each Seller Transaction Document and shall have delivered same to Buyer.

     6.12 Good Standing. Seller shall have delivered a certificate of the Secretary of State of the state of Delaware as to the good standing as of the most recent practicable date of Seller in such state.

SECTION 7.

CERTAIN CONDITIONS PRECEDENT TO
SELLER’S OBLIGATIONS

     The obligation of Seller to consummate the transactions contemplated hereby is subject to the fulfillment by or at the Closing of each of the following conditions (any of which may be waived by Seller, in whole or in part):

     7.1 Representations and Warranties. Each of the representations and warranties of Buyer contained in this Agreement that is qualified as to materiality shall be true and correct as of the date when made and as of the Closing Date as if made at and as of the Closing Date, and each of such representations and warranties that is not so qualified must have been true and correct in all material respects as of the date when made and in all material respects as of the Closing Date as if made at and as of the Closing Date (except, in each case, for those representations and warranties that address matters only as of a specified date, in which case they shall be true and correct or, true and correct in all material respects, as applicable, as of such date).

     7.2 Performance of Covenants. Buyer shall have performed or complied with all of the agreements and covenants required by this Agreement to be performed or complied with by it prior to or at the Closing.

     7.3 Legal Matters. The Closing shall not violate any order or decree of any court or Governmental Authority of competent jurisdiction and no Claim shall have been brought or threatened in writing by any Person (other than by Seller or an Affiliate of Seller) that questions the validity or legality of this Agreement, the Transaction Documents or the transactions contemplated hereby or thereby.

     7.4 Execution of Transaction Documents. Buyer shall have executed each Buyer Transaction Document and shall have delivered same to Seller.

     7.5 Court Approval. Seller shall have received the Court Approval and the Court Approval shall have become a final order not subject to stay or appeal.

     7.6 Certificate. Buyer shall have delivered to Seller a certificate, dated the Closing Date and signed by a manager of Buyer, certifying as of the Closing attached copies of the organizational documents of Buyer, certifying and attaching all requisite resolutions or actions of Buyer’s board of managers approving the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby and certifying to the incumbency and signatures of the manager of Buyer executing this Agreement and any other Buyer Transaction Document.

     7.7 Good Standing. Buyer shall have delivered a certificate of the Secretary of State of the state of Delaware as to the good standing as of the most recent practicable date of Buyer in such state.

SECTION 8.

CLOSING

     8.1 Time and Place of Closing. The Closing shall take place on the Closing Date, at the offices of Drinker Biddle & Reath LLP, One Logan Square, 18th and Cherry Streets, Philadelphia, Pennsylvania, commencing at 10:00 A.M., local time or at such other time or place as may be agreed to by Buyer and Seller. Subject to Section 10, failure to consummate the Closing shall not result in the termination of this Agreement or relieve any Person of any obligation hereunder.

     8.2 Deliveries at the Closing. At the Closing, in addition to the other actions contemplated elsewhere herein:

          (a) Seller shall deliver, or shall cause to be delivered, to Buyer the following:

                 (i) a certificate, dated the Closing Date and signed by Seller, to the effect that the conditions set forth in Sections 6.1, 6.2 and 6.5 have been satisfied;

                 (ii) a copy of the Court Approval;

                 (iii) a duly executed bill of sale and transfer statement (the “Transfer Statement”) of Seller in substantially the form attached hereto as Exhibit E;

                 (iv) duly executed copies of each Seller Transaction Document;

                 (v) each Employment Agreement duly executed by the employee named therein;

                 (vi) evidence reasonably satisfactory to Buyer (including, without imitation, forms of UCC-3 termination statements) that all Encumbrances affecting the Purchased Assets have been or will as of the Closing be released and discharged, if required by Section 6.7;

                 (vii) the legal opinion of Kaye Scholer LLP described in Section 6.9;

                 (ix) such other documents and instruments as Buyer may reasonably request to effectuate or evidence the transactions contemplated by this Agreement.

          (b) Buyer shall deliver, or shall cause to be delivered, to Seller the following:

          (i) the Purchase Price in accordance with Section 2.5(d);

          (ii) evidence of delivery of the Escrow Amount to the Escrow Agent;

          (iii) a certificate, dated the Closing Date signed by a duly authorized representative of Buyer, to the effect that the conditions set forth in Sections 7.1 and 7.2 have been satisfied;

(iv) a duly executed copy of the Assumption Agreement;

(v) duly executed copies of each Buyer Transaction Document;

(vi) the other documents and instruments required pursuant to Section 7 ; and

(vii) such other documents and instruments as Seller may reasonably request to effectuate or evidence the transactions contemplated by this Agreement.

SECTION 9.

POST CLOSING COVENANTS

     9.1 Confidentiality. Seller acknowledges and agrees that it shall not use or disclose any confidential or proprietary information of the Company included in the Purchased Assets without the prior written consent of Buyer, provided, however, that the foregoing restriction shall not apply to any information (a) that is or becomes publicly known through no fault of Seller, or (b) that is lawfully obtained from a third party that is not known by Seller to be bound by a contractual, legal or other confidentiality obligation to the Company or Buyer, or (c) that is compelled to be disclosed in connection with any Claim or by any Governmental Authority having jurisdiction over the Seller; provided, however, that Seller shall use commercially reasonable efforts to obtain reliable assurance that confidential treatment will be accorded by any Person to whom any such information is so disclosed.

SECTION 10.

TERMINATION AND ABANDONMENT

     10.1 Termination. This Agreement may be terminated and the transactions contemplated herein may be abandoned at any time prior to the Closing:

          (a) by mutual written agreement of Buyer and Seller;

          (b) by Buyer, if Seller shall be in material breach or default under this Agreement and shall have failed to cure such breach or default within 15 days after receiving written notice thereof from Buyer; provided that Buyer is not then in material breach of any representation, warranty, covenant or other agreement contained herein;

          (c) by Seller, if Buyer shall be in material breach or default under this Agreement and shall have failed to cure such breach or default within 15 days after receiving written notice thereof from Seller; provided that Seller is not then in material breach of any representation, warranty, covenant or other agreement contained herein;

          (d) by Buyer if the satisfaction of any condition in Section 6 is or becomes impossible (other than through the failure of Buyer to comply with its obligations under this Agreement) and Buyer has not waived such condition;

          (e) by Seller if the satisfaction of any condition in Section 7 is or becomes impossible (other than through the failure of Seller to comply with its obligations under this Agreement) and Seller has not waived such condition;

          (f) by Buyer, if the Closing has not occurred by January 31, 2007 or such later date as Buyer and Seller may agree, unless Buyer is in material breach of any provision of this Agreement; or

          (g) by Seller, if the Closing has not occurred by January 31, 2007 or such later date as Buyer and Seller may agree, unless Seller is in material breach of any provision of this Agreement.

     10.2 Procedure for Termination. Each party’s right of termination under Section 10.1 is in addition to any other rights it may have under this Agreement or otherwise, and the exercise of such right of termination will not be an election of remedies. If this Agreement is terminated pursuant to Section 10.1, all obligations of the parties under this Agreement will terminate, except that those obligations of the parties in Section 5.3(b), 5.10(c), Section 10.2 and Section 12 will survive; provided, however, that if this Agreement is terminated because of a breach of this Agreement by the non-terminating party or because one or more of the conditions to the terminating party's obligations under this Agreement is not satisfied as a result of the nonterminating party's failure to comply with its obligations under this Agreement, the terminating party's right to pursue all legal remedies shall survive such termination unimpaired.

SECTION 11.

INDEMNIFICATION

     11.1 Indemnification by Seller. Subject to the provisions of this Section 11 and Section 12.1, Seller shall indemnify and hold harmless Buyer and its Affiliates, successors and permitted assigns, and their respective officers, directors, managers, shareholders, partners, employees, agents, representatives, managers and members (collectively, the “Buyer Indemnified Parties”) for the amount of any and all damage, loss, claim, liability and expense (including reasonable expenses of investigation and reasonable attorneys’ fees and expenses in connection with any action, suit or proceeding) (collectively, “Loss”) incurred or suffered by Buyer or any of the Buyer Indemnified Parties arising out of, resulting from, or related to:

          (a) any breach of any representation or warranty of Seller contained in this Agreement;

          (b) any breach of a covenant or agreement made or to be performed by Seller pursuant to this Agreement or any Seller Transaction Document;

          (c) any Excluded Liability, other than with respect to Taxes, which are covered by Section 11.1(d) below;

          (d) any Taxes of the Company, to the extent allocable to a taxable period (or portion thereof) ending on or prior to the Closing Date, including, without limitation, any failure by the Company to pay such Taxes when due;

          (e) any Claim brought by or on behalf of any present or former stockholder of the Company or Sunset Brands, Inc. (including, without limitation, any derivative action), challenging the validity of this Agreement, the Transaction Documents or the transactions contemplated hereby or thereby;

          (f) any product manufactured or shipped by, or any services provided by, the Company, in whole or in part, prior to the Closing Date; and

          (g) any noncompliance with any bulk sale laws or fraudulent transfer law in respect of the transactions contemplated by this Agreement.

     For the avoidance of doubt, no liability or expense included in Current Liabilities in the calculation of Final Working Capital shall constitute a Loss for purposes of this Section 11.1

     11.2 Indemnification by Buyer. Buyer shall indemnify the Company, Seller and its Affiliates and their respective successors and permitted assigns, and their respective officers, directors, managers, shareholders, partners, employees, agents, representatives, managers and members (collectively, the “Seller Indemnified Parties”) against, and shall hold each of them harmless from, any and all Loss incurred or suffered by any such Seller Indemnified Party arising out of, resulting from, or related to:

          (a) any breach of any representation or warranty of Buyer contained in this Agreement;

          (b) any breach of a covenant or agreement made or to be performed by Buyer pursuant to this Agreement or any Buyer Transaction Document;

(c) any Assumed Liability; and

(d) Buyer’s operation of the Business and use of the Purchased Assets after the Closing.

     11.3 Exclusive Remedy. The parties hereto agree that, in the absence of fraud, from and after the Closing Date, the exclusive remedies of the parties hereto for any Loss arising out of or based upon the matters set forth in this Agreement are the indemnification obligations of the parties set forth in this Section 11. Notwithstanding anything to the contrary set forth in this Agreement, including, without limitation, this Section 11 or Section 12.1, Buyer may bring a claim or cause of action against Seller for fraud arising from or related to this Agreement, the Transaction Documents and the transactions contemplated hereby and thereby at any time.

     1.4 Claims Procedures.

          (a) Any party seeking indemnification pursuant to this Section 11 (the “Indemnified Party”) shall notify in writing (an “Indemnity Notice”) the other party from whom such indemnification is sought (the “Indemnifying Party”) of the Indemnified Party's assertion or a third party's assertion of any claim with respect to which the indemnification provisions set forth in this Section relate, providing in reasonable detail the facts giving rise to such claim, a statement of the Indemnified Party's Loss to the extent then known, and an estimate of the amount of Losses that the Indemnified Party reasonably anticipates it will suffer or incur; provided, that if the Indemnified Party is a Buyer Indemnified Party, such Indemnified Party shall also provide a copy of the Indemnity Notice to the Escrow Agent in accordance with the terms of the Escrow Agreement, unless such Indemnity Notice relates to a claim or cause of action against Seller for fraud, in which case the Buyer Indemnified Party may, in its sole discretion as contemplated by Section 11.5(c), elect to deliver an Indemnity Notice to the Escrow Agent. The failure by an Indemnified Party to promptly deliver an Indemnity Notice with respect to the assertion of a claim to which the indemnification provisions of this Section relate will not relieve the Indemnifying Party of any liability it may have to the Indemnified Party, except to the extent that the Indemnifying Party demonstrates that the defense of such claim is materially prejudiced by the Indemnified Party's failure to promptly deliver the Indemnity Notice. To the extent that an Indemnified Party believes it has a claim or cause of action against an Indemnifying Party for fraud, it shall promptly provide an Indemnity Notice as set forth herein; provided, that the failure by an Indemnified Party to promptly deliver such an Indemnity Notice will not relieve the Indemnifying Party of any liability it may have to the Indemnified Party, except to the extent that the Indemnifying Party demonstrates that the defense of such claim is materially prejudiced by the Indemnified Party’s failure to promptly deliver such Indemnity Notice

          (b) The Indemnifying Party shall have the right, upon written notice to the Indemnified Party within ten Business Days after the receipt of any Indemnity Notice with respect to a third party claim, to undertake (at its sole expense) the defense of or to settle or compromise such claim; provided, however, that the Indemnifying Party shall not have the right to assume the defense of such claim if (i) the Indemnifying Party is also a party to such claim and the Indemnified Party determines in good faith that joint representation would be inappropriate, or (ii) the Indemnifying Party fails to provide reasonable assurance to the Indemnified Party of its financial capacity to defend such claim and provide indemnification with respect to such claim, whereupon in either case the Indemnified Party may defend such claim at the expense of the Indemnifying Party (subject to the limitations set forth in this Section 11 and Section 12.1) using one firm of separate counsel of its own choosing (along with any required local counsel). The Indemnifying Party undertaking the defense of or settling a claim shall be conclusive acknowledgement by the Indemnifying Party, not subject to challenge, that it has full responsibility to indemnify the Indemnified Party for losses in respect to the claim. The failure of the Indemnifying Party to give such notice and to undertake the defense of or to settle or compromise such a claim shall constitute a waiver of the Indemnifying Party's rights under this Section 11.4(b) and shall entitle (but not obligate) the Indemnified Party to undertake such defense at the expense of the Indemnifying Party, subject to the limitations set forth in this Section 11 and Section 12.1, and, in the absence of willful misconduct on the part of the Indemnified Party, shall preclude the Indemnifying Party from disputing the manner in which the Indemnified Party may conduct the defense of such claim or the reasonableness of any amount paid and any agreement made by the Indemnified Party in satisfaction of such claim. If the Indemnified Party defending any claim pursuant to this Section 11.4(b) is a Buyer Indemnified Party, such Indemnified Party shall be entitled to submit an Indemnity Notice, in accordance with and subject to this Section 11.4, for all expenses incurred in connection with such defense as they are incurred by the Indemnified Party, subject to the limitations set forth in this Section 11 and in Section 12.1. Any counsel retained by the Indemnifying Party to undertake the defense of such claim shall be subject to the reasonable satisfaction of the Indemnified Party. If the Indemnifying Party has undertaken the defense of such claim, the Indemnifying Party may not agree to any settlement or compromise of such claim without the prior written consent of the Indemnified Party unless (A) prior to such settlement or compromise, the Indemnifying Party acknowledges in writing its obligation to pay in full the amount of the settlement or compromise and all associated expenses, (B) the settlement or compromise does not require any admission of liability or wrongdoing by the Indemnified Party, does not involve anything but the one time payment of money and has no adverse impact on the Indemnified Party, and (C) the Indemnifying Party obtains, at no cost to the Indemnified Party, a release executed and delivered by the claiming third party or parties of all claims against the Indemnified Party, which release shall be in form and substance reasonably acceptable to the Indemnified Party. The Indemnified Party may participate (but not control) through counsel selected and paid by it in the defense of any claim undertaken by the Indemnifying Party in compliance herewith.

          (c) Unless, within 15 calendar days following the Indemnifying Party's receipt of an Indemnity Notice, the Indemnifying Party gives written notice to the Indemnified Party (and, if the Indemnifying Party is the Seller, to the Escrow Agent in accordance with the terms of the Escrow Agreement) announcing its intent to contest the assertion of such claim (the "Contest Notice"), such claim shall be deemed accepted by the Indemnifying Party, subject to the limitations set forth in this Section 11 and Section 12.1. As provided in Section 11.4(b), no Contest Notice may be given if the Indemnifying Party assumes the defense of a third party claim. In the event that a Contest Notice is given to the Indemnified Party, then the parties shall endeavor to settle and compromise such contested claim as between them, and if the parties are unable to agree on a settlement or compromise of such claim within thirty days of the Indemnified Party's receipt of the Contest Notice, then such contested claim shall be settled by arbitration to be held in Philadelphia, Pennsylvania by JAMS pursuant to its Comprehensive Arbitration Rules and Procedures, subject to the limitations set forth in this Section 11 and Section 12.1. The determination of the arbitrator(s) shall be delivered in writing to the Indemnifying Party and the Indemnified Party and shall be final, binding and conclusive upon all the parties hereto, and the amount to be paid by the Indemnifying Party shall be deemed established, subject to the limitations set forth in this Section 11 and Section 12.1. In the event that the claim relates to a third party claim that has not yet been resolved, the final amount to be paid shall be determined upon such resolution, subject to the limitations set forth in this Section 11 and Section 12.1. The fees and expenses of the arbitrator(s) incurred in connection with such determination shall be equitably apportioned by such arbitrator(s) between the Indemnifying Party and the Indemnified Party based upon the extent to which the Indemnifying Party and the Indemnified Party are determined by such arbitrator(s) to be the prevailing party. For all purposes of this Section 11, the Buyer and the Seller shall cooperate with and make available to the other party and its representatives all information, records and data as may be reasonably required in connection with the resolution of such dispute; provided, that neither party shall be required to disclose any (i) confidential or proprietary information, records or data unless the other party shall have first entered into a confidentiality agreement with respect to such confidential or proprietary information, records or data substantially on the terms of the Confidentiality Agreement or (ii) other information, records or data, the disclosure of which would, in the disclosing party’s reasonable discretion, jeopardize any attorney-client privilege.

     11.5 Limitations on Indemnification. Notwithstanding anything herein to the contrary, the right to indemnification under this Section 11 is limited as follows:

          (a) The Buyer Indemnified Parties shall be entitled to indemnification pursuant to this Section 11 if and only if (i) the amount of the claim for indemnification or series of related claims based upon Section 11 exceeds $10,000 and (ii) the aggregate amount of all Losses suffered by the Buyer Indemnified Parties under all claims for indemnification based upon Section 11 in excess of $10,000 exceeds $50,000 and, in such event, the Buyer Indemnified Parties will be entitled to indemnification for the full amount of all Losses suffered.

          (b) The Seller Indemnified Parties shall be entitled to indemnification pursuant to this Section 11 if and only if (i) the amount of the claim for indemnification or series of related claims based upon Section 11 exceeds $10,000 and (ii) the aggregate amount of all Losses suffered by the Seller Indemnified parties under all claims for indemnification based upon Section 11 in excess of $10,000 exceeds $50,000 and, in such event, the Seller Indemnified Parties will be entitled to indemnification for the full amount of all Losses suffered.

          (c) In the absence of fraud, all claims for Losses made by any Buyer Indemnified Party pursuant to this Section 11 shall be satisfied solely out of the Escrow Amount, subject to the terms of the Escrow Agreement. Claims or causes of action against Seller for fraud by any Buyer Indemnified Party may, in the sole discretion of such Buyer Indemnified Party, be satisfied out of the Escrow Amount subject to the terms of the Escrow Agreement or may be pursued directly against Seller. If a Buyer Indemnified Party seeks to have any claim or cause of action against Seller for fraud satisfied from the Escrow Amount, such election shall not limit or otherwise affect such Buyer Indemnified Party’s right to indemnification, reimbursement or any other legal remedy that may be available with respect to such fraud claim, other than to the extent any such right or remedy would duplicate any amount paid from the Escrow Amount. In the absence of fraud, in no event shall Seller be liable for Losses in excess of the Escrow Amount. In the absence of fraud, in no event shall Buyer be liable for Losses in excess of $1,000,000 in the aggregate. Notwithstanding anything contained herein to the contrary, after the Closing Date, in no event shall Seller be prohibited from making distributions to its members or creditors, or terminating its existence or otherwise liquidating, dissolving or in any manner winding up its affairs (collectively, a “Termination Event”); provided, that if, at the time of such Termination Event, there then exists an unresolved claim made by Buyer in writing against Seller alleging fraud by Seller in connection with the transactions contemplated hereby, Buyer may seek an injunction in a court of competent jurisdiction (which the Seller may oppose) to preclude Seller from (a)making any such distribution in excess of the amount of such unresolved claim, or (b)effecting any such Termination Event, until such time as such unresolved claim is resolved by mutual agreement of Buyer and Seller or by order of a court of competent jurisdiction.

          (d) Except with respect to Losses actually awarded to a third party in an action brought against an Indemnified Party, an Indemnified Party shall not be entitled to indemnification for punitive damages, or for lost profits, consequential, incidental, exemplary or special damages.

          (e) The Buyer Indemnified Parties’ right to indemnification pursuant to this Section 11 on account of any Losses shall be (i) reduced by the amount, if any, of the present value of any Tax benefit (net of reasonable expenses and other costs incurred in obtaining said benefit) which the Buyer Indemnified Party shall, or is reasonably expected to, receive or otherwise enjoy with respect to the event that triggered the Losses, and (ii) increased by the amount of the present value of any Tax detriment that is, or is reasonably expected to be, incurred by the Buyer Indemnified Party as a consequence of the receipt of any indemnity payments hereunder (grossed up for such increase).

          (f) The Seller Indemnified Parties’ right to indemnification pursuant to this Section 11 on account of any Losses shall be (i) reduced by the amount, if any, of the present value of any Tax benefit (net of reasonable expenses and other costs incurred in obtaining said benefit) which the Seller Indemnified Party shall, or is reasonably expected to, receive or otherwise enjoy with respect to the event that triggered the Losses, and (ii) increased by the amount of the present value of any Tax detriment that is, or is reasonably expected to be, incurred by the Seller Indemnified Party as a consequence of the receipt of any indemnity payments hereunder (grossed up for such increase).

SECTION 12.

MISCELLANEOUS

     12.1      Survival of Representations and Warranties.

          (a) The representations and warranties and covenants and agreements made by the parties in this Agreement and in the certificates, documents and schedules delivered pursuant hereto shall survive the consummation of the transactions herein contemplated for a period of one year following the Closing Date. Except as specifically set forth herein, Buyer's rights to indemnification, reimbursement or other remedy based on any representation, warranty, covenant or obligation of Seller pursuant to this Agreement or any other Transaction Document shall not be affected by any investigation conducted by Buyer with respect to, or any knowledge acquired (or capable of being acquired) by Buyer about, the accuracy or inaccuracy of, or compliance with, any such representation, warranty, covenant or obligation. Except as specifically set forth herein, the waiver of any condition based on the accuracy of any representation or warranty, or on the performance of or compliance with any covenant or obligation, will not affect the right to indemnification, reimbursement or other remedy based on such representations, warranties, covenants and obligations.

          (b) In the event of any inconsistency between the statements made in the body of this Agreement and those contained in the Seller’s Disclosure Schedule (other than an express exception to a specifically identified statement), those in this Agreement shall control.

     12.2 Further Assurances. Each party hereto shall use commercially reasonable efforts to comply with all requirements imposed hereby on such party and to cause the transactions contemplated hereby to be consummated as contemplated hereby and shall, from time to time and without further consideration, either before or after the Closing, execute such further instruments and take such other actions as any other party hereto shall reasonably request in order to fulfill its obligations under this Agreement and to effectuate the purposes of this Agreement and to provide for the orderly and efficient transition of the ownership of the Purchased Assets to, and the assumption of the Assumed Liabilities by, Buyer.

     12.3 Costs and Expenses. Except as otherwise expressly provided herein, each party shall bear its own expenses in connection herewith. Any and all transfer, sales, use, documentary and similar Taxes and recording and filing fees incurred in connection with the transactions contemplated herein shall be borne by Seller.

     12.4 Public Announcements. Neither the Company, Seller nor Buyer shall make any public announcement or disclosure relating to the transactions contemplated herein without the prior consent of each other party hereto, which consent will not be unreasonably withheld or delayed; provided that Buyer, the Company or Seller may make any disclosure required by Law or court order without the agreement of the other parties hereto.

     12.5 Notices. All notices or other communications permitted or required under this Agreement shall be in writing and shall be sufficiently given if and when hand delivered to the Persons set forth below or if sent by overnight delivery service or registered or certified mail, postage prepaid, return receipt requested, or by facsimile, receipt acknowledged, addressed as set forth below or to such other person or persons and/or at such other address or addresses as shall be furnished in writing by any party hereto to the others. Any such notice or communication shall be deemed to have been given as of the date received, in the case of personal delivery, or on the date shown on the receipt or confirmation therefor in all other cases.

To Buyer:

USM Acquisition, LLC c/o Susquehanna Private Equity Investments, LLLP 40 Wall Street, 3rd Floor New York, NY 10005 Attention: Daniel J. Werther Facsimile: (610) 747-2139

With a copy (which shall not constitute notice) to:

Drinker Biddle & Reath LLP One Logan Square 18th and Cherry Streets Philadelphia, PA 19103-6996

Attention: Robert C. Juelke, Esq. Facsimile: (215) 988-2757

To Seller:

IBF Fund Liquidating LLC c/o Kaye Scholer LLP 425 Park Avenue New York, NY 10022 Attention: Arthur Steinberg, Trustee Facsimile: (212) 836-6157

With a copy (which shall not constitute notice) to:

Kaye Scholer LLP 425 Park Avenue New York, New York 10022 Attention: Emanuel S. Cherney, Esq. Facsimile: (212) 836-7152

     12.6 Assignment; No Third Party Beneficiaries.

          (a) Buyer may assign this Agreement in whole or in part to (i) any Affiliate of Buyer, (ii) any Person that becomes a successor in interest (by purchase of assets or stock, or by merger or otherwise) to Buyer, or (iii) any lender to Buyer or to any Person referred to in clause (i) or (ii) as collateral security; provided, that no such assignment shall relieve Buyer of its obligations hereunder. Seller shall not assign this Agreement or any rights hereunder, or delegate any obligations hereunder, without prior written consent of Buyer. Subject to the foregoing, this Agreement and the rights and obligations set forth herein shall inure to the benefit of, and be binding upon, the parties hereto, and each of their respective successors, heirs and assigns.

          (b) This Agreement shall not be construed as giving any Person, other than the parties hereto and their permitted successors, heirs and assigns, any legal or equitable right, remedy or claim under or in respect of this Agreement or any of the provisions herein contained, this Agreement and all provisions and conditions hereof being intended to be, and being, for the sole and exclusive benefit of such parties, and permitted successors, heirs and assigns and for the benefit of no other Person.

     12.7 Amendments and Waivers. Any provision of this Agreement may be amended or waived if, but only if, such amendment or waiver is in writing and is signed, in the case of an amendment, by Buyer and Seller, or in the case of a waiver, by the party against whom the waiver is to be effective. No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege.

     12.8 Governing Law; Consent to Jurisdiction. This Agreement is made pursuant to, and shall be construed and enforced in accordance with, the laws of the State of New York (and United States federal law, to the extent applicable), irrespective of the principal place of business, residence or domicile of the parties hereto, and without giving effect to otherwise applicable principles of conflicts of law. Except as otherwise expressly provided in this Agreement, any suit, action or proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement or the transactions contemplated hereby shall be brought in the United States District Court for the Southern District of New York, and each of the parties hereby consents to the jurisdiction of such court (and of the appropriate appellate courts therefrom) in any such suit, action or proceeding and irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of the venue of any such suit, action or proceeding in any such court or that any such suit, action or proceeding which is brought in such court has been brought in an inconvenient forum. Process in any such suit, action or proceeding may be served on any party anywhere in the world, whether within or without the jurisdiction of any such court. Without limiting the foregoing, each party agrees that service of process on such party as provided in Section 12.5 shall be deemed effective service of process on such party.

     12.9 Waiver of Jury Trial. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

     12.10 Section Headings and Defined Terms. The section headings contained herein are for reference purposes only and shall not in any way affect the meaning and interpretation of this Agreement. The terms defined herein and in any agreement executed in connection herewith include the plural as well as the singular and the singular as well as the plural, and the use of masculine pronouns shall include the feminine and neuter. Except as otherwise indicated, all agreements defined herein refer to the same as from time to time amended or supplemented or the terms thereof waived or modified in accordance herewith and therewith.

     12.11 Severability. The invalidity or unenforceability of any particular provision, or part of any provision, of this Agreement shall not affect the other provisions or parts hereof, and this Agreement shall be construed in all respects as if such invalid or unenforceable provisions or parts were omitted.

     12.12 Counterparts. This Agreement may be executed and delivered, including by facsimile signature, in two or more counterparts, each of which shall be deemed an original; and any Person may become a party hereto by executing a counterpart hereof, but all of such counterparts together shall be deemed to be one and the same instrument. It shall not be necessary in making proof of this Agreement or any counterpart hereof to produce or account for any of the other counterparts.

     12.13 Entire Agreement. This Agreement, together with the Seller’s Disclosure Schedule and the agreements, exhibits, schedules and certificates referred to herein or delivered pursuant hereto, constitute the entire agreement between the parties hereto with respect to the purchase and sale of the Purchased Assets and the assignment and assumption of the Assumed

Liabilities, and supersede all prior agreements and understandings. The submission of a draft of this Agreement or portions or summaries thereof does not constitute an offer to purchase or sell the Purchased Assets, it being understood and agreed that neither Buyer nor any Seller shall be legally obligated with respect to such a purchase or sale or to any other terms or conditions set forth in such draft or portion or summary unless and until this Agreement has been duly executed and delivered by all parties.

[Signature Page Follows]

               IN WITNESS WHEREOF, each of the parties hereto has duly executed this Agreement all as of the date first above written.

BUYER:

USM ACQUISITION, LLC

By:	/s/ Todd Simkin

Name: Todd Simkin
Title: Manager

SELLER:

IBF FUND LIQUIDATING LLC

By:	/s/ Arthur J. Steinberg

Name: Arthur J. Steinberg
Title: As ICA Trustee,
Manager and Liquidating Agent

[SIGNATURE PAGE TO ASSET PURCHASE AGREEMENT]

               IN WITNESS WHEREOF, each of the parties hereto has duly executed this Agreement all as of the date first above written.

BUYER:

USM ACQUISITION, LLC

By:	/s/ Todd Simkin

Name: Todd Simkin
Title: Manager

SELLER:

IBF FUND LIQUIDATING LLC

By:	/s/ Arthur J. Steinberg

Name: Arthur J. Steinberg
Title: As ICA Trustee,
Manager and Liquidating Agent

[SIGNATURE PAGE TO ASSET PURCHASE AGREEMENT]

SCHEDULES TO THE AGREEMENT
HAVE BEEN OMITTED